Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 13, 2025 (the “Restatement Effective Date”), by and among ALTO NEUROSCIENCE, INC., a Delaware corporation (“Borrower Representative”), each other Person party hereto as a borrower from time to time (together with Borrower Representative, collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC, as a lender, and the other lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Secured Parties (in such capacity, together with its successors, “Collateral Trustee”).

RECITALS

WHEREAS, the parties hereto are party to that certain Loan and Security Agreement, dated as of December 16, 2022 (as amended, restated, supplemented or otherwise modified and in effect immediately prior to this Amendment, the “Existing Agreement”; the Existing Agreement, as amended by this Amendment and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Borrower, Lenders, Administrative Agent and Collateral Trustee.

WHEREAS, Borrower has requested and the Lenders, Administrative Agent and the Collateral Trustee have agreed, in accordance with the terms of this Amendment to, among other things, refinance, expand and extend the Term Loan facility thereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.

2. Amendment. The Existing Agreement is hereby amended as set forth in Exhibit A hereto, including to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text).

3. Limitation of Amendments. The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) establish a course of dealing with respect to any other amendment, modification or waiver of any term or condition of any Loan Document or otherwise obligate any Secured Party to waive any future Event of Default, or (b) otherwise prejudice any right or remedy any Secured Party may now have or may have in the future under or in connection with any Loan Document.

4. Representations and Warranties. To induce the Secured Parties to enter into this Amendment, each Loan Party hereby represent and warrant as follows:

4.1 The representations and warranties contained in the Agreement and in other Loan Documents are true and correct in all material respects as of the date of this Amendment (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date).

4.2 The Perfection Certificate delivered as of the date hereof is true, accurate and correct in all material respects.

4.3 Prior to and upon execution and delivery of this Amendment, no Event of Default has occurred and is continuing.

4.4 The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), (a) have been duly authorized by all necessary action on the part of such Loan Party, and (b) do not and will not contravene (i) any material Requirement of Law, (ii) any material contractual restriction in any material agreement with a Person binding on such Loan Party, (iii) any order, judgment or decree of any Governmental Authority binding on such Loan Party, or (iv) the Operating Documents operating of such Loan Party.

4.5 The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, Governmental Authority, except as already has been obtained or made.

4.6 This Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.

5. Conditions. As a condition to the effectiveness of this Amendment, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent in its sole discretion, the following:

(a) this Amendment and the other documents and certificates set forth on Schedule 1 hereto; in each case, duly executed by the applicable Loan Parties party thereto;

(b) payment of all fees and Lender Expenses due on the Restatement Effective Date in accordance with the Amended and Restated Fee Letter and the Agreement, as amended.

6. Post-Closing Deliverables. Within thirty (30) days of the Restatement Effective Date, Borrower shall deliver to Administrative Agent, (i) a duly executed Account Control Agreement in favor of Collateral Trustee with respect to Borrower’s Collateral Account with CIBC and (ii) an additional insured endorsement and notice of cancellation endorsement in favor of Collateral Trustee, in accordance with Section 6.5 of the Agreement, in each case, in form and substance satisfactory to Administrative Agent.

7. Affirmations.

7.1 The Existing Agreement, as amended hereby, and the other Loan Documents are each reaffirmed by the Loan Parties and the Loan Parties agree and acknowledge that the Agreement, as modified by this Amendment, remains in full force and effect and that the same is hereby ratified and confirmed in all respects.

7.2 The Loan Parties agree and acknowledge that the security interest as granted pursuant to the Agreement and other applicable Loan Documents continues to secure the Obligations from the Closing Date without novation, and this Amendment is not intended to be, and shall not constitute, a novation.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. The venue and jury by trial waiver provisions of Section 11 of the Agreement are incorporated herein, provided that references to the “Agreement” shall be understood to refer to this Amendment.

9. General Provisions.

9.1 This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.2 This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof.

9.3 This Amendment shall constitute a Loan Document.

10. Direction to Collateral Trustee. Administrative Agent and the undersigned Lenders (which constitute all of the Lenders under the Agreement) hereby (i) consent to the execution, delivery, and performance by Collateral Trustee of this Amendment, (ii) authorize and direct Collateral Trustee to execute and deliver this Amendment and to take or forbear from taking any and all actions as set forth herein, and (iii) acknowledge and agree that (x) the foregoing directed action constitutes a written direction from Administrative Agent pursuant to Sections 3.2 and 3.3 of the Collateral Trust Agreement and Section 12.16 of the Agreement, and (y) all rights, protections, privileges, immunities, exculpations, and indemnities afforded to Collateral Trustee under the Loan Documents (including, but not limited to, Article 6 and Sections 8.16 and 8.17 of the Collateral Trust Agreement) shall apply to any and all actions taken or not taken by Collateral Trustee in accordance with this Amendment. Each of Administrative Agent and the undersigned Lenders hereby severally represents and warrants to Collateral Trustee that, on and as of the Restatement Effective Date, it is duly authorized to give the foregoing direction to Collateral Trustee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

ALTO NEUROSCIENCE, INC.

By:	/s/ Amit Etkin
Name: Amit Etkin
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ADMINSITRATIVE AGENT:

K2 HEALTHVENTURES LLC

By:	/s/ Ben Bang
Name: Ben Bang
Title: General Counsel

LENDER:

K2 HEALTHVENTURES LLC

By:	/s/ Ben Bang
Name: Ben Bang
Title: General Counsel

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL TRUSTEE

ANKURA TRUST COMPANY, LLC

By:	/s/ Beth Micena
Name: Beth Micena
Title: Managing Director

EXHIBIT A

CONFORMED LOAN AND SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT

(as amended pursuant to the First Amendment to Loan and Security Agreement)

This LOAN AND SECURITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 16, 2022 (the “Closing Date”) is entered into among ALTO NEUROSCIENCE, INC., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for ~~Lenders~~Secured Parties (in such capacity, together with its successors, “Collateral Trustee”).

AGREEMENT

Borrower Representative, each Borrower from time to time party hereto, Administrative Agent, Collateral Trustee and Lenders hereby agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied (except for (a) non-compliance with ASC 718 with respect to monthly financial statements and (b) with respect to unaudited financial statements for the absence of footnotes and subject to year-end adjustments). Notwithstanding the foregoing, any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP prior to the ~~issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”)~~adoption of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with ~~the ASU~~FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.

2.2 Availability and Repayment or Conversion of the Loans.

(a) Availability.

(i) Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on or about the ~~Closing~~Restatement Effective Date in principal amount equal to its Restatement First Tranche Term Loan Commitment (the “Restatement First Tranche Term Loan”). Lenders’ commitments to make the Restatement First Tranche Term Loan shall terminate upon the funding of the Restatement First Tranche Term Loan on the ~~Closing Date.~~Restatement Effective Date. A portion of the proceeds of the Restatement First Tranche Term Loan shall be applied to refinance the Term Loans (as defined in this Agreement prior to the Restatement Effective Date) outstanding as of the Restatement Effective Date.

(ii) Subject to the occurrence of the Restatement Second Tranche Milestone and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers ~~an advance~~up to two (2) advances during the Restatement Second Tranche Availability Period in an aggregate principal amount ~~equal~~up to its Restatement Second Tranche Term Loan Commitment (the “Restatement Second Tranche Term ~~Loan~~Loans”). Lenders’ commitments to make the Restatement Second Tranche Term ~~Loan~~Loans shall terminate upon the earlier of (i) the end of the Restatement Second Tranche Availability Period, and (ii) the date the Restatement Second Tranche Term Loans in an aggregate amount equal to the aggregate amount of the Restatement Second Tranche Term Loan Commitments has been funded.

~~(iii) Subject to the occurrence of the Third Tranche Milestone and the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance during the Third Tranche Availability Period in principal amount equal to its Third Tranche Term Loan Commitment (the “Third Tranche Term Loan”). Lenders’ commitment to make the Third Tranche Term Loans shall terminate upon the earlier of (i) the end of the Third Tranche Availability Period, and (ii) the date that Third Tranche Term Loan has been funded.~~

(~~iv~~iii) Subject to satisfactory review by Administrative Agent of the Borrowers’ clinical, financial and operating plan, approval by Lenders’ investment committee, submission of a Loan Request, and the terms and conditions of this Agreement, each Lender may, in its sole and absolute discretion, severally and not jointly, make to Borrowers up to two (2) advances during the ~~Fourth~~Restatement Third Tranche Availability Period in an aggregate principal amount up to the ~~Fourth~~Restatement Third Tranche Term Loan Commitment (the “~~Fourth~~Restatement Third Tranche Term Loans”, and together with the Restatement First Tranche Term Loan~~,~~ and the Restatement Second Tranche Term ~~Loan, and the Third Tranche Term Loan~~Loans, collectively, the “Restatement Term Loans”, and each, a “Restatement Term Loan”). Lenders’ commitment to make the ~~Fourth~~Restatement Third Tranche Term Loans shall terminate upon the earlier of (i) the end of the ~~Fourth~~Restatement Third Tranche Availability Period, and (ii) the date that ~~Fourth~~Restatement Third Tranche Term Loans in an aggregate amount equal to the aggregate amount of the ~~Fourth~~Restatement Third Tranche Term Loan Commitments have been funded.

Borrowers shall use the proceeds of the Restatement Term Loans (i) to refinance the Term Loans (as defined in this Agreement prior to the Restatement Effective Date) under this Agreement outstanding immediately prior to the Restatement Effective Date and (ii) for working capital and general corporate purposes. Once repaid, the Restatement Term Loans may not be reborrowed.

(b) Repayment. Commencing on the Restatement Amortization Date, and continuing thereafter on each Payment Date through the Restatement Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal and interest, which would fully amortize the principal amount of the Restatement Term Loans and accrued interest thereon by the Restatement Term Loan Maturity Date, provided that if the Applicable Rate is adjusted or the Restatement Amortization Date is extended, in each case, in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate and/or the adjusted number of Payment Dates through the Restatement Term Loan Maturity Date. Any and all unpaid Obligations (other than inchoate indemnity obligations), including principal and accrued and unpaid interest in respect of the Restatement Term Loans (including any Restatement Deferred Interest Amount) the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Restatement Term Loan Maturity Date. The Restatement Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(c) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence and during the continuation of an Event of Default, Borrowers shall immediately pay to Lenders, an amount equal to the sum of:

(i) all outstanding principal plus accrued and unpaid interest thereon, plus

(ii) all amounts then due in accordance with the Fee Letter, plus

(iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(d) Permitted Prepayment of Loans. Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrowers provide written notice (a “Prepayment Notice”) to Administrative Agent of its election to prepay the Loans at least thirty (30) days prior to such prepayment (or such shorter period as Administrative Agent may agree in writing in its sole and absolute discretion), and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:

(i) all outstanding principal plus accrued and unpaid interest thereon, plus

(ii) all amounts then due in accordance with the Fee Letter, plus

(iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

Notwithstanding the foregoing provisions of this Section 2.2(d), any Prepayment Notice may state that such prepayment is conditioned upon the effectiveness of a refinancing or any other transaction, in which case such Prepayment Notice may be revoked by Borrower on or prior to the specified effective date of such prepayment if such condition is not satisfied.

(e) Conversion at Lenders’ Election.

(i) Conversion Election. Lenders may jointly elect at any time and from time to time after the Closing Date prior to the payment in full of the Loans to convert ~~an amount not to exceed the Available Conversion Amount (but not less than $500,000 in the aggregate per conversion)~~a portion of the principal amount of the Loans then outstanding ~~(the “~~, not to exceed, in the aggregate, the Available Original Conversion Amount~~”)~~ and the Available Restatement Conversion Amount, into shares of ~~the Class~~Common Stock (“Conversion Shares”) at the Applicable Conversion Price pursuant to a Conversion Election Notice, to be delivered at the direction of Lenders by the Administrative Agent to Borrower Representative. A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Borrower Representative. ~~On the third Business Day after~~Upon delivery of a Conversion Election Notice ~~has been duly delivered~~ in accordance with the foregoing, Borrower Representative shall ~~credit to each Designated Holder a number of~~instruct its transfer agent to, by no later than the third Business Day following such delivery: (A) issue the Conversion Shares to Designated Holders in an amount equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) the Applicable Conversion Price~~.~~, and (B) provide evidence to Lenders of the issuance of such Conversion Shares; provided the Borrower Representative or its transfer agent may request that the Designated Holders provide any documentation required to facilitate settlement of the Conversion Shares and in such case the three Business Day period shall begin on the date the Designated Holders deliver the required documentation to the Borrower Representative or its transfer agent. Upon any conversion of any Conversion Amount into Conversion Shares, such Conversion Amount will be deemed to have been repaid by the Borrowers upon irrevocable delivery to the Designated Holders indicated in the applicable Conversion Election Notice of the correct number of duly and validly issued, fully paid and non-assessable Conversion Shares. The issuance and delivery of the Conversion Shares to the Designated Holders in accordance with this Section 2.2(e) will constitute a satisfaction in full of the Conversion Amount by the Borrower Representative. For the avoidance of doubt, no premium or penalty shall apply to principal amounts converted pursuant to this Section 2.2(e) following delivery of the Prepayment Notice.

(ii) Reservation of Shares. Borrower Representative shall reserve from its duly authorized capital stock not less than the number of shares of ~~the Class~~Common Stock (at all times when such number is determinable) that may be issuable pursuant to this Section 2.2(e) ~~and such number of shares of Common Stock as may be issuable upon the conversion thereof~~. Upon issuance of Conversion Shares pursuant to this Section 2.2(e)~~, and of shares of Common Stock on conversion thereof~~: (i) such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof~~;~~

~~(ii) to the extent such shares are issued to a non-affiliate of the Borrower Representative, beginning on the date, one year after the Closing Date, such shares~~ and shall be free of any restrictions on transfer ~~(including any volume limitation)~~except for those arising under Federal or state securities laws ~~(including, but not limited to, Rule 144 under the Securities Act); and (iii) beginning on the date one year after the Closing Date, such shares will not contain or be subject to a legend or stop transfer order restricting the resale or transferability thereof, except as set forth in the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 6, 2022, as amended, restated, supplemented or otherwise modified from time to time.~~.

(iii) Rule 144. At all times (if any) that Borrower Representative is subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, with a view to making available to Designated Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell shares of ~~the Class~~Common Stock issued pursuant to a Conversion Election Notice ~~(or shares of Common Stock issued on conversion thereof)~~ to the public without registration, Borrower Representative covenants and agrees to use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until six (6) months after such date as all of the Conversion Shares issued may be sold without restriction by Designated Holders pursuant to Rule 144 or any other rule of similar effect; (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Borrower Representative under the 1934 Act; and (iii) furnish to Designated Holders, upon request, as long as Designated Holders own any shares of ~~the Class~~Common Stock issued pursuant to a Conversion Election Notice ~~(or shares of Common Stock issued on conversion thereof)~~, such information as may be reasonably requested in order to avail Designated Holders of any rule or regulation of the SEC that permits the selling of any Conversion Shares ~~of shares of Common Stock issued~~ without registration (provided, however, that the Company shall not be required to provide any information that is available on the SEC’s EDGAR website).

(iv) Registration Rights. In connection with the option to convert in accordance with this Section 2.2(e), Borrower Representative hereby grants to each Designated Holder, with respect to the shares of ~~the Class issuable on such conversion (and/or the shares of~~ Common Stock issuable on such conversion ~~thereof)~~, the incidental or “piggyback” registration rights set forth in Section 2.2 of Borrower Representative’s Amended and Restated Investors’ Rights Agreement dated ~~April  6~~November 20, ~~2022~~2023 (the “Investors’ Rights Agreement”), as amended, restated, supplemented or otherwise modified from time to time, on a pari passu basis with the other holders of “Registrable Securities” (as defined therein) thereunder.

(v) Authorization. ~~After the IPO and for~~For so long as Designated Holders hold any shares of ~~the Class~~Common Stock issued pursuant to this Section 2.2(e~~) (or shares of Common Stock issued on conversion thereof~~), Borrower Representative shall use commercially reasonable efforts to maintain the Common Stock’s authorization for listing on the ~~Nasdaq Market~~New York Stock Exchange (“NYSE”) or other national securities exchange on which ~~such~~shares of Common ~~stock~~Stock shall have been listed for trading; provided that the foregoing shall not prevent Borrower Representative from entering into any transaction in which it would be acquired.

(vi) Limitations on Conversion. ~~The provisions of this Section 2.2(e)(vi) shall apply only from and after such date (if any) on which Borrower Representative becomes subject to the periodic reporting requirements of Section 13 or Section 15(d) of the Exchange Act.~~

(1) Beneficial Ownership. Notwithstanding anything herein to the contrary, Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by each Designated Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holders for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”), and all indebtedness set forth in any Conversion Election Notice, the conversion of which would result in the 9.985% Cap being exceeded, shall, unless such 9.985% Cap be waived, remain as outstanding indebtedness hereunder; provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act, provided further that Lenders shall have the right, upon 61 days’ prior written notice to Borrower Representative, to waive the 9.985% Cap.

(2) Principal Market Regulation. ~~Following the first date (if any) on which Common Stock is listed on any Nasdaq market or national securities exchange,~~ Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) if the issuance of such Conversion Shares, together with any previously issued Conversion Shares and any previously or contemporaneously issued shares of Common Stock pursuant to the exercise of any Warrant, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the ~~date Borrower Representative’s Common Stock is first listed on such Nasdaq market or national securities exchange~~Closing Date, or (B) Designated Holders, together with their Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holder’s for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 19.99% of the then outstanding Common Stock, in each case if such issuance would require prior approval of Borrower Representative’s shareholders pursuant to the rules of ~~such Nasdaq market or~~the NYSE or such national securities exchange.

(3) Beneficial Ownership Determination. For purposes of this Section 2.2(e), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Designated Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of Administrative Agent, Borrower Representative shall, within two (2) trading days, confirm to the Administrative Agent the number of Shares then outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

(vii) Certain Adjustments. If Borrower Representative declares or pays a dividend or distribution on the outstanding shares of ~~the Class~~Common Stock payable in additional shares of ~~the Class,~~ Common Stock or other securities or property (other than cash), then upon exercise of any conversion option in accordance with this Section 2.2(e), for each Conversion Share acquired, Designated Holder shall receive, without additional cost to Designated Holder, the total number and kind of securities and property which Designated Holder would have received had Designated Holder owned the Conversion Shares of record as of the date the dividend or distribution occurred. Upon any event whereby all of the outstanding shares of ~~the Class~~Common Stock are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by securities of a different class and/or series ~~(including a conversion of all Preferred Stock to Common Stock in connection with the IPO or otherwise)~~, then from and after the consummation of such event, the Conversion Shares issuable will be the number, class and series of securities that Designated Holder would have received had the Conversion Shares been outstanding on and as of the consummation of such event. The provisions of this Section 2.2(e)(vii) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

(viii) No Fractional Shares. Upon conversion of the Conversion Amount into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares, and in lieu of such fractional shares to which the Designated Holder would otherwise be entitled, the Borrower Representative shall, at its option, either pay the Designated Holder cash equal to such fraction multiplied by the Applicable Conversion Price, or return such amount to principal under the Loan.

(f) ~~Lock-Up Agreement. In consideration of the Borrower Representative’s agreements in Section 2.2(e), each Lender agrees and each Designated Holder or other recipient of the Conversion Shares will agree to be subject to the “market stand-off” agreement in Section 2.2 of the Investors’ Rights Agreement, and that such Person, without the prior written consent of the Borrower Representative and the managing underwriter, shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Borrower Representative held by such Person (other than those included in the registration or purchased in the open market) during the one hundred and eighty (180) day period (or such shorter time specified by the Issuer and the managing underwriter) following the effective date of the registration statement for the IPO, provided that all officers and directors of the Borrower Representative and all holders of more than one percent (1%) of the Borrower Representative’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.2(f) shall apply solely to the IPO, and shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Borrower Representative may impose stop-transfer instructions and may stamp each certificate with a legend with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day (or other) period. Each Lender, Designated Holder or other recipient of the Conversion Shares agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.2(f).~~[Intentionally Omitted].

(g) Securities Law Representations and Warranties. Each of the Lenders upon receipt of the conversion rights hereunder and upon any conversion of indebtedness and receipt of Conversion Shares hereunder, and each Designated Holder or other recipient of Conversion Shares upon receipt of conversion rights hereunder or upon any receipt of Conversion Shares hereunder, hereby makes the following representations and warranties to the Borrower Representative as of the date hereof or upon the applicable date of conversion or receipt:

(i) Such Person is acquiring the conversion rights hereunder or the Conversion Shares for investment for its account, not as a nominee or agent, and not with a view to the resale or distribution thereof in violation of applicable federal and state securities laws. Such Person has not been formed for the specific purpose of acquiring the conversion rights or Conversion Shares.

(ii) Such Person is aware of Borrower Representative’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of the conversion rights or Conversion Shares. Such Person further has had an opportunity to ask questions and receive answers from Borrower Representative regarding the terms and conditions of the offering of the conversion rights and the Conversion Shares and to obtain additional information (to the extent Borrower Representative possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Person or to which such Person has access.

(iii) Such Person understands that the acquisition of the conversion rights or the Conversion Shares involves substantial risk. Such Person has experience as an investor in securities of companies at a similar stage of development to Borrower Representative and acknowledges that such Person has such knowledge and experience in financial or business matters that such Person is capable of evaluating the merits and risks of its investment in the conversion rights or the Conversion Shares and/or has a preexisting personal or business relationship with Borrower Representative or certain of its officers, directors or controlling persons of a nature and duration that enables such Person to be aware of the character, business acumen and financial circumstances of such persons; and can bear the economic risk of its investment in the conversion rights or the Conversion Shares.

(iv) Such Person understands that the conversion rights and Conversion Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of such Person’s investment intent as expressed herein. Such Person understands that the conversion rights or Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Such Person is aware of the provisions of Rule 144 promulgated under the Securities Act.

(v) Such Person is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

~~(h) Certain Agreements. In connection with any conversion of Loans pursuant to Section 2.2(e) and solely with respect to the Conversion Shares issued thereupon, if Borrower Representative so requests in writing, each Designated Holder shall become a party to the Investors’ Right Agreement and to Borrower Representative’s Amended and Restated Voting Agreement (the “Voting Agreement”) and Amended and Restated Right of First Refusal and Co-Sale Agreement, each dated April 6, 2022, as amended, restated, supplemented or otherwise modified from time to time, if such agreements are then in force and effect, by execution and delivery to Borrower Representative of a counterpart signature page, joinder agreement or similar instrument in a form reasonably acceptable to Borrower Representative; provided, however, that in the event that any Loans are converted into Convertible Securities, the foregoing obligations of the Designated Holders under this Section2.2(h) shall instead take effect upon the conversion of the Convertible Securities into shares; provided, further, that any Designated Holder’s obligation to enter into the Voting Agreement shall be subject to the accommodation by Borrower Representative and the other parties thereto of any restrictions, limitations and/or procedures which such Designated Holder believes are necessary or desirable in order to ensure such Designated Holder’s compliance with CFIUS laws, rules and regulations and/or other legal considerations arising out of or related to such Designated Holder’s organizational structure.~~

2.3 Payment of Interest.

(a) Interest Rate. Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on ~~January~~February 1, ~~2023~~2025. In addition, the outstanding principal amount of each Loan shall accrue interest from and after its Funding Date at the Restatement Deferred Interest Rate, and such interest shall be added to outstanding principal on each Payment Date following such Funding Date. All references to outstanding principal herein shall refer to the original principal amount as increased from time to time on account of interest at the Restatement Deferred Interest Rate added to principal.

(b) Default Rate. ~~Immediately upon~~Upon the occurrence and during the continuation of an Event of Default, at the election of Administrative Agent, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”), unless Administrative Agent otherwise elects from time to time in its sole discretion to impose a lesser increase; provided that in the case of an Event of Default pursuant to Sections 8.1 and 8.5, interest at the Default Rate shall immediately and automatically apply upon the occurrence and during the continuation of such Event of Default without further action by Administrative Agent. Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

(c) Payment; Interest Computation. Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 3:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded. Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the date, and to the extent, of such change.

(d) Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows: first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.

2.4 Fees and Charges. Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders:

(a) Fees. The fees and charges as and when due in accordance with the Fee Letter; and

(b) Expenses. All Lender Expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within three (3) Business Days after written demand by Administrative Agent).

2.5 Payments; Application of Payments; Automatic Payment Authorization; Withholding.

(a) All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 3:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 3:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c) Administrative Agent, on behalf of Lenders, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other Obligations when due. These debits shall not constitute a set-off. If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified by Administrative Agent in writing.

(d) Borrowers, Administrative Agent, Collateral Trustee and each Lender hereby agree to the terms and conditions set forth on Schedule 3 hereto.

2.6 Promissory Notes. Borrowers agree that: (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within three (3) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit G, and (b) upon any Lender’s written request, and in any event within three (3) Business Days of any such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes. Regardless of whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Loan. Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed signatures to this Agreement;

(~~2~~b) duly executed original signatures to the Warrant;

(~~3~~c) duly executed signatures to the Fee Letter;

(~~4~~d) [reserved];

(~~5~~e) [reserved];

(~~6~~f) a certificate of each Borrower, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of each Borrower’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;

(~~7~~g) the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;

(~~8~~h) evidence satisfactory to Administrative Agent, that the insurance policies and endorsements required by Section 6.5 are in full force and effect;

(~~9~~i) a legal opinion of counsel to Borrower;

(~~10~~j) the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank; and

(~~11~~k) payment of the fees in accordance with the Fee Letter and Lender Expenses then due as specified in Section 2.4.

3.2 Conditions Precedent to all Loans. Each Lender’s obligations to make each Loan is subject to the following conditions precedent:

(a) except for the Restatement Term Loan made on the ~~Closing~~Restatement Effective Date, timely receipt of an executed Loan Request by Administrative Agent;

(b) the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c) no Default or Event of Default shall have occurred and be continuing or result from the Loan; and

(d) there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or any material adverse deviation by Borrowers from the most recent business plan of Borrowers presented to and accepted by Administrative Agent, as determined by Administrative Agent in Administrative Agent’s sole discretion.

3.3 Covenant to Deliver.

(a) Borrowers agree to deliver each item required to be delivered under this Agreement as a condition precedent to any Loan. Borrowers expressly agree that a Loan made prior to the receipt of any such item shall not constitute a waiver by Administrative Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Administrative Agent’s sole discretion.

(b) Borrowers agree to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Administrative Agent may approve in writing), in each case, in form and substance reasonably acceptable to Administrative Agent.

3.4 Procedures for Borrowing. To obtain a Loan, Borrower Representative shall deliver a completed Loan Request to Administrative Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date such Loan is requested to be made. On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Each Borrower hereby grants to Collateral Trustee, for the ratable benefit of ~~Lenders~~Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Trustee, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If this Agreement is terminated, Collateral Trustee’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash.

4.2 Priority of Security Interest. Each Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral. The Collateral may be subject to Permitted Liens.~~).~~ If a Borrower shall acquire a commercial tort claim with a potential recovery in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), such Borrower shall promptly notify Administrative Agent in writing and deliver such other information and documents as Administrative Agent may require to take any further action necessary or advisable to perfect Collateral Trustee’s Lien in such commercial tort claim. If a Borrower shall acquire any instrument with a value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), such Borrower shall promptly notify Administrative Agent and deliver the same in original to the Collateral Trustee together with an allonge or other appropriate instrument of transfer and any necessary endorsement, all in form satisfactory to Administrative Agent.

4.3 Authorization to File Financing Statements. Each Borrower hereby authorizes Collateral Trustee or its designee (or the Administrative Agent, on behalf of the Collateral Trustee) to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Trustee’s interest or rights hereunder. Such financing statements may describe the Collateral as all assets of such Borrower.

4.4 Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to Collateral Trustee, for the ratable benefit of Secured Parties, a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. Within ten (10) Business Days of the Closing Date, or to the extent any Shares pledged hereunder from time to time are or become certificated, within ten (10) Business Days of such Shares being created, acquired or becoming certificated, such certificate or certificates shall be delivered to Collateral Trustee, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank. To the extent required by the terms and conditions governing the Equity Interests in which a Borrower has an interest, such Borrower shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests. Upon the occurrence and during the continuation of an Event of Default hereunder, Collateral Trustee may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Collateral Trustee or its transferee and cause new certificates representing such securities to be issued in the name of Collateral Trustee or its transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Administrative Agent may reasonably request to perfect or continue the perfection of Collateral Trustee’s security interest in the Equity Interests. Each Borrower shall be entitled to exercise any voting rights with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, unless following an Event of Default, Collateral Trustee (at the direction of Administrative Agent subject to the terms of the Collateral Trust Agreement) shall have given notice to Borrower Representative suspending such rights, provided that: no such notice shall be required if a Borrower has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and during the continuation of an Event of Default.

5. REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority.

(a) Each Loan Party and each of its Subsidiaries are duly existing and in good standing (to the extent applicable in such Person’s jurisdiction of formation or incorporation, as applicable) as a Registered Organization in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any other jurisdiction in which the conduct of their respective business or ownership of property require that they be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. In connection with this Agreement, Borrower Representative has delivered to Administrative Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate”. Except to the extent Borrower Representative has provided notice of a legal name change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is the name indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Agreement).

(b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and filings and registrations contemplated by this Agreement), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound. No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.

5.2 Collateral.

(a) Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b) Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Collateral Trustee a perfected security interest therein to the extent required by the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

(c) The Collateral is located only at the locations identified in the Perfection Certificate, other Permitted Locations and locations of which the Borrower Representative has provided Administrative Agent with prior written notice pursuant to Section 6.12 hereof. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.

(d) Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) material Intellectual Property licensed to, or co-owned by, such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section  ~~6.7~~6.2(k) , and (v) immaterial Intellectual Property licensed to, or co-owned by such Loan Party. ~~Each~~To the best of each Loan Party’s knowledge, each Patent (other than patent applications) which it owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to the Loan Parties’ business has been judged invalid or unenforceable, in whole or in part. To the best of each Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect. Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7, no Loan Party is a party to, nor is it bound by, any Restricted License. No Subsidiary which is not a Loan Party owns any material Intellectual Property. It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party, except to the extent such inventions have been assigned or licensed to such Loan Party. Each current and prior employee, consultant or other Affiliate thereof has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business.

5.3 Accounts; Material Agreements. The Accounts are bona fide existing obligations. The property or services giving rise to such Accounts have been delivered or rendered. No Borrower has received any written notice of actual or imminent insolvency of an Account Debtor. The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party are in good standing and in full force and effect and no Loan Party is in material breach with respect thereto. No material customer or supplier has terminated, significantly reduced or communicated its intent to do so to any Loan Party or any of its Subsidiaries.

5.4 Litigation and Proceedings. Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors (in their capacities as such) that could reasonably be expected to result in costs or damages, individually or in the aggregate for all related proceedings, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect.

5.5 Financial Statements; Financial Condition. All consolidated financial statements for the Loan Parties and each of their Subsidiaries delivered to Administrative Agent fairly present in all material respects the consolidated financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements. There has not been any material deterioration in the consolidated and consolidating financial condition of the Loan Parties and each of its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Administrative Agent.

5.6 Solvency. The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.

5.7 Consents; Approvals. Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.8 Subsidiaries; Investments. No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Administrative Agent pursuant to Section 6.11 below. No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.

5.9 Tax Returns and Payments. Each Loan Party and each of its Subsidiaries have timely filed all required material tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Twenty Five Thousand Dollars ($25,000.00). No Borrower is aware of any claims or adjustments proposed for any prior tax years of such Borrower or any of its Subsidiaries which could result in a material amount of additional taxes becoming due and payable by such Borrower or Subsidiary.

5.10 Shares. Such Borrower has full power and authority to create a first priority perfected security interest (subject to Permitted Liens) on the Shares and no disability or contractual obligation exists that would prohibit such Borrower from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and, to the extent applicable, non-assessable. ~~The~~Except as disclosed in writing pursuant to Section 6.2, the Shares are not the subject of any present or threatened (in writing) suit, action, arbitration, administrative or other proceeding, and such Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.11 Compliance with Laws.

(a) No Loan Party or Subsidiary of a Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.

(b) No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

(c) No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to which it is a party to violate any regulation of the Federal Reserve Board. Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.

(d) Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act. No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(e) No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.

5.12 Products. A complete and accurate list of the Products material to the Loan Parties’ business, is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate. ~~The~~Except as could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and each of its Subsidiaries hold all required Governmental Approvals, a list of which is set forth on the Perfection Certificate, and all Governmental Approvals are in full force and effect. ~~There~~Except as could not reasonably be expected to have a Material Adverse Effect, there are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened in writing, that may result in revocation, cancellation, suspension, rescission or any adverse modification of any of any Governmental Approval nor, to the best of the knowledge, information and belief of such Loan Party, after due inquiry, are there any facts upon which proceedings could reasonably be based. Without limitation of the foregoing:

(a) ~~With~~Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiaries has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiaries manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.

(b) ~~With~~Except as could not reasonably be expected to have a Material Adverse Effect, with respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries, such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and no Loan Party nor any of its Subsidiaries has received any written notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;

(c) There have been no adverse clinical test results in connection with a Product which have or could reasonably be expected to have a Material Adverse Effect; and

(d) There have been no Product recalls or voluntary Product withdrawals from any market, except as could not reasonably be expected to have a Material Adverse Effect.

5.13 Royalty and Milestone Payments. As of the date of this Agreement, except as set forth on Schedule 4 hereto, no Loan Party is obligated to make Royalty and Milestone Payments in excess of Two Hundred ~~Two Hundred~~ Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year.

5.14 Full Disclosure. No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given and the Borrower’s publicly filed information with the SEC, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6. AFFIRMATIVE COVENANTS

Each Borrower shall, and shall cause each other Loan Party to, do all of the following:

6.1 Government Compliance. ~~Maintain~~Except as otherwise permitted by Section 7.3, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.

6.2 Financial Statements, Reports, Certificates. Provide Administrative Agent with the following:

(a) Monthly Financial Statements. Within thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, income statement and statement of cash flows (provided that no statement of cash flows will be required for March, June, September or December) covering the Loan Parties and each of their Subsidiaries’ operations for such month, in form reasonably acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end and quarter-end adjustments.

(b) Quarterly Financial Statements. Within sixty (60) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet, income statement and statement of cash flows (provided that no statement of cash flows will be required for the last fiscal quarter of each year) covering the Loan Parties and each of their Subsidiaries’ operations for such fiscal quarter, in form reasonably acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(c) Compliance Certificates. Together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.

(d) Annual Operating Budget and Financial Projections. Within sixty (60) days after the end of each fiscal year of Borrower Representative (and within five (5) ~~days~~Business Days after approval by the Board of Borrower Representative (or authorized committee thereof) of any material modification thereto), an annual operating budget, on a consolidated basis (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower Representative, together with any related business forecasts used in the preparation thereof.

(e) Annual Audited Financial Statements. As soon as available, but no later than ~~one hundred eighty~~ninety (~~180~~90) days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Administrative Agent (it being understood that Deloitte and any other “Big Four” accounting firm is acceptable to Administrative Agent), together with any management letter with respect thereto; provided that the inclusion of explanatory language casting doubt on Borrower Representative’s ability to continue as a going concern due to the need to raise additional financing or refinance Indebtedness shall not cause such financial statements to be considered “qualified” for purposes of this subsection (e).

(f) Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices generally made available to all Borrower Representative’s Equity Interest holders or to all holders of Borrower Representative’s preferred stock or to any holders of Subordinated Debt, in each case, in their capacities as such.

(g) SEC Filings. Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the Securities and Exchange Commission, provided that such filings shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website, subject to notification of the filing on the then-next Compliance Certificate.

(h) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably be expected to result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of Two Hundred Fifty Thousand Dollars ($250,000.00) or more, or of any Loan Party or any of its Subsidiaries taking or threatening in writing legal action against any third person with respect to a material claim, and with respect to any pending action or threatened in writing action, a prompt report of any material development with respect thereto.

~~(i) Valuation Reports; Capitalization Tables. A copy of each 409A valuation report as to Borrower Representative’s capital stock that Borrower Representative receives after the Closing Date within five (5) Business Days after the Borrower Representative’s receipt thereof, and an updated copy of Borrower Representative’s summary capitalization table within five (5) Business Days of any material modification to the aggregate fully-diluted capitalization numbers as set forth in the version most recently delivered to Administrative Agent.~~

(i) [Reserved].

(j) Board Materials. Within five (5) Business Days after a meeting of Borrower Representative’s Board or any committee or subcommittee thereof or advisory board, copies of all materials that Borrower Representative provides to its Board or such committee or subcommittee or advisory board in connection with meetings thereof, including any reports with respect to Borrowers’ operations or performance, and promptly after such meeting, minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary information, or (B) prevent impairment of the attorney client privilege.

(k) Intellectual Property Report. Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Administrative Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property.

(l) ~~Aging Reports; Other Reports and Information. Together with the monthly financial reports, within thirty (30) days after the last day of each month, reports as to the following, in form acceptable to Administrative Agent: accounts receivable and accounts payable aging, and any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Administrative Agent.~~ [Reserved].

(m) Bank Account Statements. Together with the monthly financial statements delivered in accordance with subsection (a) above, within thirty (30) days after the last day of each month, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within five (5) Business Days, upon Administrative Agent’s request, evidence satisfactory to Administrative Agent of the balance maintained in any such Deposit Account or Securities Account.

(n) Equity Financing Documents. Together with the next Compliance Certificate due after the consummation of any preferred stock financing, a copy of the documents entered into in connection with such financing.

(o) Product Related. Within five (5) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products (as determined in good faith by the Borrower Representative) or which could have a Material Adverse Effect.

(p) Royalty and Milestone Payments. Together with each Compliance Certificate, an updated schedule of reasonably expected Royalty and Milestone Payments, in substantially the same form as Schedule 4 hereto, to the extent any material change thereto.

Information required to be delivered pursuant to Section 6.2 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower Representative posts such information, posted on its website or at https://www.sec.gov (or any successor website thereto), subject to notification thereof in the next Compliance Certificate delivered.

6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices as they exist at the Closing Date. Borrower Representative shall promptly notify Administrative Agent of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00).

6.4 Taxes; Pensions. Timely file, and cause each of its Subsidiaries to timely file, all required material tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9, and shall deliver to Administrative Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5 Insurance.

(a) Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as Administrative Agent may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to Administrative Agent.

(b) Ensure that proceeds payable under any property policy with respect to Collateral are, at Administrative Agent’s option, payable to Collateral Trustee, for the ratable benefit of ~~Lenders~~Secured Parties, on account of the Obligations. To that end, all property policies shall have a lender’s loss payable endorsement showing Collateral Trustee as lender loss payable, all liability policies shall show, or have endorsements showing, Collateral Trustee as an additional insured, in each case, in form satisfactory to Administrative Agent and as set forth on Exhibit E.

(c) Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy up to ~~Two~~Five Hundred ~~Fifty~~ Thousand Dollars ($~~250,000.00~~500,000.00 ), in the aggregate per fiscal year, toward the ~~prompt replacement or repair of destroyed or damaged property~~acquisition of assets used or useful in the business of the Loan Parties and their Subsidiaries; provided that any such ~~replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii)~~assets shall be Collateral in which Collateral Trustee has been granted a first priority security interest and (b) after the occurrence and during the continuation of an Event of Default, all such proceeds shall, at the option of Administrative Agent, be payable to Collateral Trustee, for the ratable benefit of ~~Lenders~~Secured Parties, on account of the Obligations.

(d) At Administrative Agent’s reasonable request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Trustee, that it will give Collateral Trustee thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).

(e) If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment upon Administrative Agent’s request, Collateral Trustee may (at the direction of Administrative Agent) make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies as Administrative Agent deems prudent or may direct.

6.6 Deposit and Securities Accounts.

(a) Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Administrative Agent, satisfactory to Administrative Agent.

(b) Provide Administrative Agent ~~ten (10) Business Days prior~~with written notice ~~before establishing~~concurrently with the delivery of each Compliance Certificate of any Collateral Account at or with any bank, broker or other financial institution, ~~and upon opening such account, provide Administrative Agent with a written notice identifying~~since the delivery of the last Compliance Certificate, and which notice shall identify the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Subject to Schedule 2, for each Collateral Account (other than the Excluded Accounts) that any Loan Party at any time maintains, Borrowers shall cause, prior to the funding of any such account, the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Trustee’s Lien in such Collateral Account in accordance with the terms hereunder.

6.7 Intellectual Property.

(a) ~~Protect~~Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Administrative Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; not suffer any material claim of infringement that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrower Representative has demonstrated to Administrative Agent’s satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent.

(b) Provide written notice to Administrative Agent within ten (10) days of any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public, open source software and shrink-wrap or click-wrap licenses)~~.The Borrower shall take such steps as Administrative Agent reasonably requests~~, and shall use commercially reasonable efforts to obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Administrative Agent from any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Trustee to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, and (ii) Collateral Trustee to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License together with other Collateral in accordance with Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents.

6.8 Litigation Cooperation. From the Closing Date and continuing through the termination of this Agreement, make available to Administrative Agent, Collateral Trustee and any Lender, upon such party’s request, without expense to Administrative Agent, Collateral Trustee or such Lender, as applicable, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Administrative Agent, Collateral Trustee or such Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent, Collateral Trustee or such Lender with respect to any Collateral or relating to such Loan Party.

6.9 Access to Collateral; Books and Records. Allow Administrative Agent, Collateral Trustee, or its respective agents, to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with this Section 6.9. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Administrative Agent shall determine is necessary. The foregoing inspections and audits shall be at Borrowers’ expense.

6.10 Financial Covenant – Minimum Liquidity. Maintain at all times ~~prior to the Financial Covenant Termination Date~~commencing as of January 1, 2026, Liquidity in an amount of at least ~~Five Million Dollars ($5,000,000.00)~~the Minimum RML Amount.

Notwithstanding the foregoing, compliance with the foregoing covenant shall be waived for any period during which Borrower’s Market Capitalization exceeds Seven Hundred Million Dollars ($700,000,000.00).

6.11 Joinder of Subsidiaries.

(a) No later than thirty (30) days after such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, or at any time upon request of Administrative Agent with respect to any Subsidiary whether existing as of the Closing Date or thereafter created or acquired: (a) promptly, and in any event within five (5) Business Days (or such later period as Administrative Agent may agree in writing in its sole and absolute discretion) of creation, acquisition or request, as applicable, provide written notice to Administrative Agent together with certified copies of the Operating Documents for such Subsidiary, and (b) promptly, and in any event within thirty (30) days of formation or creation, or upon Administrative Agent’s request, as applicable: (i) take all such action as may be reasonably required by Administrative Agent to cause the applicable Subsidiary to either: (A) provide a joinder to this Agreement pursuant to which such Subsidiary becomes a Loan Party hereunder, or (B) guarantee the Obligations and grant a security interest in and to the collateral of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Administrative Agent, all in form and substance satisfactory to Administrative Agent (including being sufficient to grant Collateral Trustee, for the ratable benefit of Secured Parties, a first priority Lien, subject to Permitted Liens in and to the assets of such Subsidiary), and (ii) and to pledge all of the direct or beneficial Equity Interests in such Subsidiary. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.

(b) Borrowers shall not permit Subsidiaries which are not Loan Parties, in the aggregate to maintain (i) cash and other assets with an aggregate value for all such Subsidiaries in excess of 5.0% of consolidated assets, (ii) revenue in excess of 5.0% of consolidated revenues for any twelve month period then ended, (iii) any Intellectual Property which is material to the business of Borrowers as a whole, or (iv) any contracts which are material to the business of Borrowers as a whole, without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Administrative Agent with respect to the Obligations as Administrative Agent may request within fifteen days (or such other period as Administrative Agent may agree in writing), such that compliance with clauses (i) through (iv) shall be restored.

6.12 Property Locations.

(a) Provide to Administrative Agent at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).

(b) With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), Borrowers shall use ~~best~~commercially resaonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to Collateral Trustee’s security interest.

(c) With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), Borrowers shall use ~~best~~commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.

6.13 Management Rights. Any representative of Administrative Agent shall have the right to meet with management and officers of Borrowers to discuss such books of account and records. In addition, Administrative Agent shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers. Such consultations shall not unreasonably interfere with any Loan Party’s business operations.

6.14 Right to Invest. In connection with any Qualified Financings consummated after the Closing Date, Designated Holders shall have the right, in their respective discretion, to participate in any one or more of such Qualified Financings, provided that with respect to any Qualified Financing that is a public offering of Borrower Representative, Borrower Representative agrees to use commercially reasonable efforts to provide Designated Holders or their respective assignees or nominees with the opportunity to invest in each such Qualified Financing if it is lawful to do so (or if the Qualified Financing is an ~~IPO~~Underwritten Public Offering, to use commercially reasonable efforts to cause the underwriters for such offering to offer Designated Holders an allocation of securities in such offering or to issue such securities pursuant to a concurrent private placement with such ~~IPO~~Underwritten Public Offering;

provided, that if the underwriters reasonably determine that such allocation or issuance would be adverse to the Borrower Representative, the ~~IPO~~Underwritten Public Offering, or the price per share of the Borrower Representative’s securities offered in the ~~IPO~~Underwritten Public Offering, then the investment may be reduced as necessary to the extent reasonably determined by the underwriters), on the same terms, conditions and pricing afforded to other investors participating in such Qualified Financing; provided that the maximum aggregate investment amount by Designated Holders for all participation in Qualified Financings pursuant to this Section 6.14 shall be $5,000,000. Borrower Representative shall provide written notice to Administrative Agent not later than the date upon which potential investors are notified of a Qualified Financing, and if a Designated Holder desires to exercise its right to participate in such Qualified Financing, such Designated Holder shall cooperate to consummate its investment in such closing promptly upon receipt of documentation with respect thereto. Borrower Representative shall not take any action to avoid or seek to avoid the observance or performance of any of the obligations pursuant to this Section 6.14, but will at all times in good faith assist in the carrying out the same and take all such action as may be necessary or appropriate, but only to the extent permitted by law, to protect the rights of Designated Holders and their respective assignees or nominees hereunder against impairment.

6.15 Further Assurances. Execute any further instruments and take further action as Administrative Agent or Collateral Trustee reasonably request to perfect or continue Collateral Trustee’s Lien in the Collateral or to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS

No Borrower shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.

7.2 Changes in Business, Management, Ownership, or Business Locations (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve; (c) fail to provide notice to Administrative Agent of any Key Person departing from or ceasing to be employed by a Borrower within five (5) Business Days thereof; (d) permit or suffer a Change in Control; or (e) without at least ten (10) days (or such shorter period as Administrative Agent may agree in writing in its sole and absolute discretion) prior written notice to Administrative Agent (i) change its jurisdiction of organization, (ii) change its organizational type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such merger or consolidation, the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) shall be repaid in full, in cash), or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) ~~or enter into any binding definitive agreement to do any of the same~~, provided that (i) a Subsidiary may merge or consolidate into another Subsidiary or into a Borrower so long as if any such merger or consolidation involving a Loan Party, such Loan Party shall be the surviving entity and (ii) a Subsidiary may liquidate or dissolve so long as all of the assets of such Subsidiary are transferred to a Loan Party hereunder free and clear of any Liens (other than Permitted Liens).

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens or permit any Collateral not to be subject to the first priority security interest granted herein (which Collateral may be subject to Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Trustee) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party or Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Loan Party’s or Subsidiary’s Intellectual Property in favor of Collateral Trustee, except (i) as is otherwise permitted in Section 7.1 and the definition of “Permitted Liens” herein, (ii) customary restrictions on assignment, transfer and encumbrances in license agreements under which Borrower Representative or any of its Subsidiaries is the licensee or (iii) for covenants with such restrictions in merger or acquisition agreements; provided that such covenants do not prohibit Borrower Representative or any Subsidiary from granting a security interest in Borrower Representative’s or any such Subsidiary’s Intellectual Property in favor of Collateral Trustee; and provided further that the counterparties to such covenants are not permitted to receive a security interest in Borrower Representative’s or any Subsidiary’s Intellectual Property.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment on account of Borrower’s Equity Interests or redeem, retire or purchase any Equity Interests provided that (i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement; (iii) Borrower Representative or any Subsidiary thereof may pay dividends solely in Equity Interests of Borrower Representative or such Subsidiary, as applicable; (iv) Borrower Representative may make cash payments in lieu of fractional shares; (v) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements approved by Borrower Representative’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year (or in any amount where the consideration for such repurchase is the cancellation of Indebtedness under non-cash loans to current or former employees, officers, managers, directors, or consultants relating to the purchase of capital stock of Borrower pursuant to equity purchase plans or equity compensation arrangements approved by Borrower Representative’s Board); ~~and~~ (vi) make purchases of capital stock deemed to occur in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; (vii) any Subsidiary may (directly or indirectly) pay dividends, or make distributions or other payments, in respect of Equity Interests to a Loan Party; and (viii) Borrower Representative and each of its Subsidiaries may make cashless repurchases of its Equity Interests deemed to occur upon exercise of stock options or warrants or similar rights; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are in the Ordinary Course of Business and on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) transactions expressly permitted by Sections 7.1, 7.3 and 7.7, (c) bona fide rounds of Subordinated Debt or equity financing by existing investors in Borrower Representative for capital raising purposes, (d) reasonable and customary director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Borrower Representative’s Board, and (e) reasonable and customary retention, bonus or similar arrangements in the Ordinary Course of Business, in each case, as approved by the Board.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the principal amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited

Transaction, as defined in ERISA, to occur that could, in each case, reasonably be expected to have a Material Adverse Effect on any Loan Party’s business or operations; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Any Loan Party fails to pay any Obligations after such Obligations are due and payable.

8.2 Covenant Default.

(a) A Borrower fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Section ~~6,~~6.2, Section 6.4, Section 6.6, Section 6.10 or violates any covenant in Section 7; or

(b) A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof.

8.3 Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect; provided that for purposes of this Section 8.3 only, the occurrence of any single failure in a clinical trial shall not, in and of itself, be deemed to constitute a Material Adverse Effect.

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against any material portion of the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any ten (10) day cure period; or

(b) (i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.

8.5 Insolvency. (a) ~~A~~The Loan ~~Party or any of its~~Parties and their Subsidiaries, taken as a whole, ~~is~~are unable to pay ~~its~~their debts (including trade debts) as they become due or otherwise ~~becomes~~become insolvent, the realizable value of the Loan Parties’ assets is less than the aggregate sum of its liabilities, or the Loan Parties; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).

8.6 Other Agreements. There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any default (after giving effect to any applicable grace or cure periods, if any) resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement entered into with respect to the Obligations); or (b) any breach or default by a Loan Party or a Subsidiary of such Loan Party, the result of which would have a Material Adverse Effect; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Administrative Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Administrative Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Administrative Agent be materially less advantageous to the Loan Parties.

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree); provided that up to One Million Dollars ($1,000,000.00) with respect to any such fine, penalty, judgment, order or decree covered by independent third-party insurance as to which liability has been accepted by such insurance carrier shall be disregarded for the purposes of this Section 8.7.

8.8 Misrepresentations. Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Administrative Agent, Collateral Trustee or any Lender or to induce Administrative Agent, Collateral Trustee or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Administrative Agent and the Lenders that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

8.9 Subordinated Debt. Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.

8.10 Governmental Approval. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could have, a Material Adverse Effect.

8.11 Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.

9. COLLATERAL TRUSTEE’S RIGHTS AND REMEDIES

9.1 Acceleration. Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, is entitled, without notice or demand, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Administrative Agent), and to stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing).

9.2 Rights. Upon the occurrence and during the continuation of an Event of Default, Collateral Trustee is entitled, at the direction of Administrative Agent, subject to the terms of the Collateral Trust Agreement, without notice or demand, to do any or all of the following, to the extent not prohibited by applicable law:

(a) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent may determine is advisable, and notify any Person owing a Borrower money of Collateral Trustee’s security interest in such funds;

(b) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;

(c) ratably apply to the Obligations any amount held by Collateral Trustee owing to or for the credit or the account of a Borrower;

(d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(e) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;

(f) demand and receive possession of any Borrower’s Books; and

(g) exercise all rights and remedies available to Collateral Trustee under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Borrowers shall assemble the Collateral if Collateral Trustee requests and make it available as Collateral Trustee designates. Collateral Trustee may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Collateral Trustee a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Trustee’s rights or remedies. Collateral Trustee is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Trustee’s exercise of its rights under this Section, a Borrower’s rights under all licenses and all franchise agreements inure to Collateral Trustee’s benefit. If, after the acceleration of the Obligations, a Loan Party receives proceeds of Collateral, such Borrower shall deliver such proceeds to Collateral Trustee, for the ratable benefit of ~~Lenders~~Secured Parties, to be applied to the Obligations.

9.3 Power of Attorney. Each Borrower hereby irrevocably appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuation of an Event of Default, to: (a) send requests for verification of Accounts or notify Account Debtors of Collateral Trustee’s security interest and Liens in the Collateral; (b) endorse such Borrower’s name on any checks or other forms of payment or security; (c) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent or Collateral Trustee determine reasonable; (e) make, settle, and adjust all claims under such Borrower’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Trustee or a third party as the Code permits; and (h) dispose of the Collateral. Each Borrower further hereby appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred ~~or~~and is continuing to: (i) sign such Borrower’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Trustee’s security interest in the Collateral, (ii) take all such actions which such Loan Party is required, but fails to do under the covenants and provisions of the Loan Documents~~;~~ and (iii) take any and all such actions as Collateral Trustee may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Collateral Trustee under this Agreement or the other Loan Documents. Collateral Trustee’s foregoing appointment as each Borrower’s attorney in fact, and all of Collateral Trustee’s rights and powers, coupled with an interest, and are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.

9.4 Protective Payments. If a Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Collateral Trustee may (at the direction of Administrative Agent) obtain such insurance or make such payment, and all amounts so paid by Collateral Trustee are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Collateral Trustee will make reasonable efforts to provide Borrower Representative with notice of Collateral Trustee obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Collateral Trustee are deemed an agreement to make similar payments in the future or Collateral Trustee’s waiver of any Event of Default.

9.5 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Collateral Trustee shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the ratable benefit of ~~Lenders~~Secured Parties. Collateral Trustee shall pay any surplus to Borrowers by credit to the Deposit Account designated by Borrowers or as directed by a court of competent jurisdiction. Borrowers shall remain liable to Collateral Trustee and Lenders for any deficiency. If Collateral Trustee, as directed by Administrative Agent in Administrative Agent’s good faith business judgment, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Trustee may, at the direction of Administrative Agent, either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Collateral Trustee of cash or immediately available funds therefor.

9.6 Collateral Trustee’s Liability for Collateral. So long as Collateral Trustee ~~complies with reasonable secured lender practices regarding the safekeeping of~~accords treatment to the Collateral in ~~the~~its possession ~~or under the control of Collateral Trustee~~substantially equal to the treatment which it accords its own property, Collateral Trustee shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person, except to the extent that any of the foregoing have been found by a final, non-appealable judgment of a court of competent jurisdiction to be the result of Collateral Trustee’s gross negligence or willful misconduct. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.7 No Waiver; Remedies Cumulative. Any failure by Administrative Agent, Collateral Trustee or any Lender, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent, Collateral Trustee or any Lender thereafter to demand strict performance and compliance herewith or therewith. Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Collateral Trustee has all rights and remedies provided under the Code, by law, or in equity. ~~Collateral Trustee or any Lender’s~~Any Secured Party’s exercise of one right or remedy is not an election and shall not preclude ~~Collateral Trustee or any Lender~~any Secured Party from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver. Any delay in exercising any remedy is not a waiver, election, or acquiescence.

9.8 Demand Waiver. Each Borrower waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.

9.9 Shares. Each Borrower recognizes that Collateral Trustee may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Trustee shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Administrative Agent, Collateral Trustee, Lenders and Borrowers may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrowers	ALTO NEUROSCIENCE, INC. ~~369 South San Antonio Road~~ 650 Castro Street, Suite 450 ~~Los Altos~~Mountain View, CA ~~94022~~94041 Attention: Nick Smith Email:

With a copy, not constituting notice, to:	COOLEY LLP 110 N. Wacker Drive Chicago, IL 60606-1511 ~~WILSON SONSINI GOODRICH & ROSATI, P.C. 650 Page Mill Road Palo Alto, CA 93404~~ Attn: ~~Raj Judge~~Addison Pierce Email:

If to Collateral Trustee:	ANKURA TRUST COMPANY, LLC 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: Beth Micena Email:

With a copy, not constituting notice, to:	ROPES & GRAY LLP 10250 Constellation Boulevard Los Angeles, CA 90067 Attn: Jennifer Harris Email:

If to Administrative Agent or Lenders:

K2 HEALTHVENTURES LLC

855 Boylston Street, 10th Floor

Boston, MA 02116

For Loan Requests, monthly reporting,

Compliance Certificates, and other

regular reporting deliverables:

Attention: Finance

Email:

For all other notices:

Attention: Legal Notices

Email:

With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting):	MORRISON & FOERSTER LLP 200 Clarendon Street Floor 20 Boston, Massachusetts 02116 Attn: David A. Ephraim, Esquire Fax: (617) 648-4730 Email:

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. Each Borrower hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent, Collateral Trustee or any Lender. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Borrower at the address set forth in, or subsequently provided by such Borrower in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Borrower hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH BORROWER AGREES THAT IT SHALL NOT SEEK FROM ADMINISTRATIVE AGENT, COLLATERAL TRUSTEE OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12. GENERAL PROVISIONS

12.1 Termination Prior to Restatement Term Loan Maturity Date; Survival; Release of Collateral. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated (such date, the “Discharge Date”). So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Restatement Term Loan Maturity Date by Borrowers, by written notice of termination to Lenders. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. Promptly after the Discharge Date, Administrative Agent shall direct Collateral Trustee to deliver evidence of the release of Collateral. Collateral Trustee hereby agrees that any Liens granted to Collateral Trustee by the Loan Parties on any Collateral shall be automatically released, without recourse to or representation or warranty by Collateral Trustee of any kind, (a) in accordance with this Section 12.1, upon the Discharge Date, (b) if such

Collateral is sold, transferred or otherwise disposed of by a Loan Party pursuant to any sale, transfer or other disposition that is made in compliance with, and subject to the terms and conditions of, this Agreement, with Administrative Agent confirming such permitted disposition in writing to the Collateral Trustee, or (c) if required to effect any sale, transfer or other disposition of such Collateral in connection with any exercise of remedies by Administrative Agent or Collateral Trustee pursuant to Section 9. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Secured Parties or any of their Subsidiaries. Upon Borrower Representative’s reasonable request and at Borrower Representative’s sole cost and expense, Administrative Agent or Collateral Trustee, as applicable, shall execute, deliver or authorize such documents as may be reasonably required to evidence any release described above.

12.2 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion). Each Lender has the right, without the consent of or notice to Borrowers, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, prior to the occurrence of an Event of Default that is continuing, Administrative Agent and each Lender shall not assign any interest in the Loan Documents to any Person who in the reasonable estimation of Administrative Agent is (a) a direct competitor of the Loan Parties, or (b) a distressed debt fund.

(b) Assignment by Lenders. Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to any restrictions on such assignment set forth in the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto. Notwithstanding anything herein to the contrary, any pledge or assignment of all or a portion of the rights, or a security interest in such rights, of K2 HealthVentures LLC as a Lender made to an Affiliate of K2 HealthVentures LLC, shall only be made to K2 HealthVentures Equity Trust LLC.

(c) Register; Participant Register. Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the ~~Term~~ Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and the Collateral Trustee at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the ~~Term~~ Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

12.3 Indemnification. Each Borrower agrees to indemnify, defend and hold Administrative Agent, Collateral Trustee and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Administrative Agent, Collateral Trustee, Lenders and Borrowers (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run. This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.4 Borrower Liability. If any Person is joined to this Agreement as a Borrower, the following provisions shall apply: Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Trustee to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Trustee may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Trustee under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Collateral Trustee, for the ratable benefit of ~~Lenders~~Secured Parties, for application to the Obligations, whether matured or unmatured.

12.5 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.6 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7 Correction of Loan Documents. Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties~~.~~, so long as Administrative Agent provides Loan Parties with written notice of such correction and allows Loan Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Administrative Agent and the Loan Parties.

12.8 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Borrowers, Administrative Agent, the Required Lenders and Collateral Trustee, provided that Collateral Trustee’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of a Borrower’s or Guarantor’s Obligations under any Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of a Borrower or Guarantor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Administrative Agent, any Lender or Collateral Trustee or that does not adversely affect the legal rights under this Agreement or any other Loan Document of Collateral Trustee; or (v) to the extent the Collateral Trust Agreement provides that Collateral Trustee’s approval is not required. It is agreed that any change to the (i) definition of “Designated Holder”, (ii) rights of a Designated Holder, or (iii) final sentence of Section 12.2(b) (and any change to this Agreement that would modify the consent required pursuant to this sentence) shall require the consent of the Collateral Trustee. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.9 Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

12.10 Confidentiality; Publicity.

(a) In handling any confidential information of any Loan Party and its Subsidiaries, Administrative Agent, Collateral Trustee and each Lender agree to exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent, Collateral Trustee or such Lender, including pursuant to the Exchange Act, (d) to Administrative Agent, Collateral Trustee or such Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent, Collateral Trustee or such Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent, Collateral Trustee or such Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof. Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent, Collateral Trustee or any Lender’s possession when disclosed to Administrative Agent, Collateral Trustee or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent, Collateral Trustee or such Lender in violation of this Agreement) after disclosure to Administrative Agent, Collateral Trustee or such Lender, as applicable; or (ii) disclosed to Administrative Agent, Collateral Trustee or such Lender by a third party, if Administrative Agent, Collateral Trustee or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information. The provisions of this paragraph shall survive the termination of this Agreement.

(b) ~~Neither~~No party hereto shall publicize or use the ~~other~~another party’s name or logo, or hyperlink to such other parties’ website, describe the relationship of the parties or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without prior written notice to the party that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide such subject party a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by such party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.

12.11 Borrower Representative. Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent, Collateral Trustee and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Each Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent, Collateral Trustee or any Lender, such Borrower shall do so through Borrower Representative.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16 Appointment of Collateral Trustee

(a) Each Lender hereby appoints Collateral Trustee to act on behalf of Lenders as collateral agent under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, all in accordance with the terms of the Collateral Trust Agreement. The provisions of this Section 12.16 are solely for the benefit of Collateral Trustee, Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. Collateral Trustee shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Collateral Trustee shall be mechanical and administrative in nature and Collateral Trustee shall not have, or be deemed to have, by reason of this Agreement or any other Loan Document or otherwise, a fiduciary relationship in respect of any ~~Lender~~Secured Party. The Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement.

(b) Each Lender hereby agrees that upon receipt of instruction from the Administrative Agent, Collateral Trustee shall be entitled to take or refrain from taking such action, and shall be entitled to take all such actions set forth in the Collateral Trust Agreement.

(c) Neither Collateral Trustee nor any of its Affiliates nor any of their respective directors, officers, agents ~~or~~, employees, or advisors shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limitation of the generality of the foregoing, Collateral Trustee: (i) may consult with legal counsel, ~~independent chartered~~ accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any ~~Lender~~other Secured Party and shall not be responsible to any ~~Lender~~other Secured Party for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records of any Loan Party); (iv) shall not be responsible to any other Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (~~iv~~v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

12.17 Appointment of Administrative Agent.

(a) Each Lender hereby appoints Administrative Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents. The provisions of this Section 12.17 are solely for the benefit of Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Administrative Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b) If Administrative Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Administrative Agent shall incur no liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.

(c) Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through ~~their respective and~~ their respective related parties. The exculpatory provisions of this Section 12.17 shall apply to any such sub-agent and to the related parties of such Administrative Agent and any such sub-agent. No Administrative Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d) Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Administrative Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(e) With respect to its Commitments and Loans hereunder, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Administrative Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders. Administrative Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(f) Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g) Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Loan Parties.

(h) Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders, Collateral Trustee and Borrower Representative. Upon any such resignation, Lenders shall have the right to appoint a successor Administrative Agent that may be the Collateral Trustee. If no successor Administrative Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Administrative Agent’s giving notice of resignation, then Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender or Collateral Trustee, if a Lender or Collateral Trustee is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least Three Hundred Million Dollars ($300,000,000.00). If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as K2 HealthVentures LLC is a Lender pursuant to this Agreement, K2 HealthVentures LLC shall not resign as Administrative Agent unless a successor Administrative Agent is appointed concurrently with such resignation, which successor Administrative Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent under this Agreement and the other Loan Documents.

(i) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, with the prior written consent of Administrative Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(j) Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(k) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

(l) If Administrative Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

(m) Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(n) Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent at the request of Required Lenders.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

ALTO NEUROSCIENCE, INC.

By
Name:	Nick Smith
Title:	Chief Financial Officer

1

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

COLLATERAL TRUSTEE:

ANKURA TRUST COMPANY, LLC

By
Name:	Beth Micena
Title:	~~Senior~~Managing Director

1

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

ADMINISTRATIVE AGENT:

K2 HEALTHVENTURES LLC

By
Name:
Title:

LENDER:

K2 HEALTHVENTURES LLC

By
Name:
Title:

2

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Collateral Trustee pursuant to which Collateral Trustee, for the ratable benefit of ~~Lenders~~Secured Parties, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrative Agent” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” has the meaning set forth in the preamble.

~~“Amortization Date” means January 1, 2025, provided that if (i) no Event of Default has occurred and is continuing, and (ii) upon the occurrence of the Interest Only Extension Event, the Amortization Date shall be January 1, 2026.~~

“ALTO-101 Milestone” means Borrower Representative shall have provided reasonably satisfactory evidence to Administrative Agent on or prior to December 15, 2025, that (i) Borrower has achieved the ALTO-300 Milestone, (ii) Borrower has achieved the Phase 2b Initiation Milestone and (iii) Borrower has announced positive data from its Phase 2 study of ALTO-101 in patients with cognitive impairment associated with schizophrenia that supports continued clinical development with a commercially viable product profile, in each case, as determined by Administrative Agent in its reasonable discretion.

“ALTO-300 Milestone” means Borrower Representative shall have provided reasonably satisfactory evidence to Administrative Agent on or prior to December 15, 2025, that Borrower has announced positive data from its Phase 2b study of ALTO-300 in patients with major depressive disorder that supports continued clinical development with a commercially viable product profile, as determined by Administrative Agent in its reasonable discretion.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Conversion Price” means: (i) with respect to any conversion of the Available Original Conversion Amount of Loans, $10.49, or (ii) with respect to any conversion of the Available Restatement Conversion Amount of Loans, $4.8259; in either case subject to adjustment from time to time for stock splits, stock dividends or distributions, stock combinations, reclassifications, reorganizations, recapitalizations and/or other similar transactions occurring after the Closing Date (provided, for the avoidance of doubt, that any adjustment described in this sentence shall not be applied in a manner that is duplicative of any adjustment pursuant to Section 2.2(e)(iv)).

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“Applicable Rate” means a variable annual rate equal to the greater of (i) ~~six and seventy~~eight and forty-five hundredths of one percent (~~6.70~~8.45%), and (ii) the sum of (A) the Prime Rate, plus (B) one and ~~twenty~~forty-five hundredths of one percent (~~1.20~~1.45%).

“Australian Subsidiary” means Alto Neuroscience (Australia) Pty Ltd, Borrower Representative’s wholly-owned Subsidiary formed under the laws of Australia.

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F.

“Available Original Conversion Amount” means, as of any date, ~~the lesser of~~an amount of Loans then outstanding equal to (i) $4,000,000 ~~minus any Conversion Amounts previously converted~~, if prior to such date there shall have been no conversion of any Available Original Conversion Amount; or (ii) if prior to such date there shall have been at least one conversion of Available Original Conversion Amount, the lesser of (A) $4,000,000 minus the aggregate amount of all such prior conversions of Available Original Conversion Amount, and (~~ii~~B) the aggregate principal amount of Loans then outstanding.

“Available Restatement Conversion Amount” means, as of any date, an amount of Loans then outstanding equal to (i) $5,000,000, if prior to such date there shall have been no conversion of any Available Restatement Conversion Amount; or (ii) if prior to such date there shall have been at least one conversion of Available Restatement Conversion Amount, the lesser of (A) $5,000,000 minus the aggregate amount of all such prior conversions of Available Restatement Conversion Amount, and (B) the aggregate principal amount of Loans then outstanding.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Books” are all of each applicable Loan Party’s books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York are required or permitted to be closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000.00) maturing no more than one year from the date of investment therein; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) the holders of Borrower Representative’s Equity Interests who were holders of Equity Interest as of the Closing Date, ceasing to own at least fifty-one percent (51%) of the Voting Stock of Borrower Representative; (b) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Borrower Representative, who did not have such power before such transaction; or (c) the Transfer of all or substantially all assets of Borrowers, taken as a whole, or of a material business line of Borrowers, taken as a whole; or (d) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries (other than director’s qualifying shares or similar equity interests required by applicable law) or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

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“Claims” has the meaning set forth in Section 12.3.

~~“Class” means, at the election of the Designated Holders in their sole discretion, either (i) Series B Stock, or (ii) Next Round Stock, together with any type, class or series of Borrower Representative shares or other securities into or for which the outstanding shares of Series B Stock or Next Round Stock shall have been converted, exchanged or substituted.~~

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Borrower described on Exhibit B, and any collateral securing the Obligations pursuant to any Guaranty or pursuant to any other Loan Document.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Administrative Agent and Collateral Trustee.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Closing Date, by and ~~among~~between Collateral Trustee and ~~Lenders~~Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble.

“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Stock” means the common stock, $0.0001 par value per share, of Borrower Representative, together with any class or series of capital stock into or for which such common stock shall have been converted, exchanged or substituted.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Consolidated Change in Cash and Cash Equivalents” means (expressed as a positive number), for any period, an amount equal to (i) Liquidity as of the last day of such period, less (ii) Liquidity as of the first day of such period, less (iii) any net cash proceeds received by Borrower from the issuance of Equity Interests or Indebtedness or other financing activities, one-time grants, sales of assets outside of the Ordinary Course of Business, or business development (including, without limitation, upfront or milestone payments) received during such period.

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“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Conversion Amount” ~~has the meaning set forth in Section 2.2(e)(i)~~means, with respect to any conversion of Loans pursuant to Section 2.2(e), the amount (which shall be not less than $500,000) of the Available Original Conversion Amount or the Available Restatement Conversion Amount being converted, as indicated in the Conversion Election Notice for such conversion.

“Conversion Election Notice” means a notice in the form attached hereto as Exhibit H.

~~“Conversion Price” means a price equal to either (i) if the Conversion Shares are shares of Series B Stock, $8.0326 or (ii) if the Conversion shares are shares of Next Round Stock (other than Convertible Securities), the lowest effective sale price per share for such Next Round Stock paid in cash by investors in the Qualified Financing (inclusive of all discounts and the value of other non-cash payments), in either case subject to adjustment from time to time for stock splits, stock dividends or distributions, stock combinations, reclassifications, reorganizations, recapitalizations and/or other similar transactions occurring after the Closing Date (provided, for the avoidance of doubt, that any adjustment described in this sentence shall not be applied in a manner that is duplicative of any adjustment pursuant to Section 2.2(e)(iv)).~~

“Conversion Shares” has the meaning set forth in Section 2.2(e)(i).

“Convertible Securities” ~~has the meaning given in the definition of Next Round~~means any convertible notes, simple agreements for future equity (SAFEs) or other security or instrument convertible into, or exercisable or exchangeable for, shares of Common Stock.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

~~“Deferred Interest Amount” means interest accrued at the Deferred Interest Rate.~~

~~“Deferred Interest Rate” means an annual rate of one percent (1.0%).~~

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Designated Holder” means a Lender or any Affiliate designated by a Lender in a Conversion Election Notice (in the case of a conversion pursuant to Section 2.2(e) hereof) or with respect to any exercise of the right to invest pursuant to Section 6.14 hereof, provided that the Designated Holder for K2 HealthVentures LLC and any successor, transferee or assignee thereof as Lender that is an affiliate thereof shall be K2 HealthVentures Equity Trust LLC.

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“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

~~“Equity Milestone I” means that Administrative Agent has received evidence satisfactory to Administrative Agent that Borrower has received, after the Closing Date, but no later than August 18, 2023, not less than Five Million Dollars ($5,000,000.00) (not including proceeds (i) from the conversion or cancellation of Indebtedness in existence on the Closing Date) in net cash proceeds from the sale and issuance of Borrower’s equity securities to investors.~~

~~“Equity Milestone II” means that Administrative Agent has received evidence satisfactory to Administrative Agent that Borrower has received not less than Seventy-Five Million Dollars ($75,000,000.00) (not including proceeds (i) from the conversion or cancellation of Indebtedness in existence on the Closing Date and (ii) in connection with Equity Milestone I) in net cash proceeds from the sale and issuance of Borrower’s equity securities pursuant to an equity financing of Borrower having a lead investor which is a recognized venture capital, private equity or similar institutional investor, after the Closing Date, but no later than January 1, 2025.~~

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the US Securities Exchange Act of 1934, as amended (or any successor statute).

“Excluded Account” means (i) any Deposit Account used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Loan Party’s employees and identified to Administrative Agent as such in the Perfection Certificate or following the Closing Date in the Compliance Certificate, provided that the aggregate balance maintained in such account shall not exceed the aggregate amount of payroll, payroll taxes and other employee wage and benefit payments to be made in the then next payroll period and (ii) collateral accounts permitted pursuant to clause (m) and clause (n) of the definition of Permitted Liens.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than Five Hundred Thousand Dollars ($500,000.00) of Collateral is located, and (c) clinical trial sites.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain amended and restated letter agreement, dated as of the ~~date hereof,~~Restatement Effective Date by and among Borrowers, Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

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~~“Financial Covenant Termination Date” means confirmation by Administrative Agent, in writing, that any of the following have occurred: (i) Equity Milestone I, (ii) the Second Tranche Milestone or (iii) the Third Tranche Milestone.~~

~~“First Tranche Term Loan” has the meaning set forth in Section 2.2(a)(i).~~

~~“First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the First Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.~~

~~“Fourth Tranche Availability Period” means the period of time commencing upon the Closing Date and ending on the earliest to occur of (i) at the option of the Administrative Agent, an Event of Default, or (ii) the day before the Amortization Date.~~

~~“Fourth Tranche Term Loans” has the meaning set forth in Section 2.2(a)(iv).~~

~~“Fourth Tranche Term Loan Commitment” means, as to any Lender, up to the aggregate principal amount of the Fourth Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.~~

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrower Representative shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its Product.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any Person providing a Guaranty with respect to the Obligations or providing collateral, security or other credit support for all or any portion of the Obligations.

“Guaranty” means any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

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“Indebtedness” means ~~(a)~~, without duplication, (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations in respect of the obligations in the foregoing clauses (a) through (d).

“Indemnified Person” has the meaning set forth in Section 12.3.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Only Extension Event” means ~~(a)~~ Borrower has requested, and Lender has made, ~~the~~Restatement Second Tranche Term ~~Loan or the Third Tranche Term Loan, and (b) Equity Milestone II has occurred~~Loans in an aggregate amount of at least Twenty Million Dollars ($20,000,000.00).

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“Investors’ Rights Agreement” has the meaning set forth in Section 2.2(e)(iv).

~~“IPO” means the initial public offering and sale by Borrower Representative of shares of Common Stock pursuant to an effective registration statement under the Securities Act.~~

“Key Person” means the Chief Executive Officer, President, Chief Financial Officer, Chief Medical Officer and Chief Data Science Officer of Borrower Representative.

“Lender” has the meaning set forth in the preamble.

“Lender Expenses” means all audit fees and expenses, costs, and expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses) of ~~the~~ Secured Parties for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party, including all costs, expenses and other amounts required to be paid by any Lender or the Administrative Agent in accordance with the Collateral Trust Agreement.

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“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” means, as of any date of measurement, the sum of Borrower’s unrestricted cash and Cash Equivalents maintained in Collateral Accounts subject to Account Control Agreements in favor of Collateral Trustee.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Fee Letter, the Collateral Trust Agreement, the Automatic Payment Authorization, the Account Control Agreements, the Collateral Access Agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of Collateral Trustee or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower from time to time party hereto, and any Guarantor, if any.

“Loan Request” means a request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.

“Loans” means, collectively, the Term Loans (as defined in this Agreement prior to the Restatement Effective Date), the Restatement Term Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Market Capitalization” means, as of any date of determination, the product of (a) number of outstanding shares of common stock of Borrower Representative publicly disclosed in the most recent filing of Borrower Representative with the SEC as outstanding as of such date and (b) the volume-weighted average price over the ten (10) consecutive trading days prior to (and including) such date.

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Loan Parties are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of the Loan Parties as a whole; (ii) the prospect of repayment of any part of the Obligations; or (iii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as determined by Administrative Agent.

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

~~“Next Round Stock” means (i) the series of preferred stock of Borrower Representative issued in the next Qualified Financing involving the issuance of preferred stock having rights and economic attributes which are superior to or senior to the rights and attributes of the Series B Stock and resulting in cash proceeds (excluding proceeds from the conversion or cancellation of indebtedness outstanding on and as of the Closing Date) of at least $20,000,000, in a financing in which the cash purchase price per share was determined by negotiations with a bona fide lead investor that is not an existing investor or an affiliated investment fund of an existing investor and that is investing an amount in the financing reasonably commensurate with the investment of a lead investor in a typical venture capital financing of a similar scale, and excluding, for avoidance of doubt, any subsequent closing of the Series B Preferred Stock financing, or (ii) any shares of capital stock and/or other securities of Borrower Representative issued in any Qualified Financing that is consummated after the Issue Date but prior to the Qualified Financing described in clause (i); provided that to the extent that the securities issued in a Qualified Financing are convertible notes, SAFEs or other securities or instruments convertible into or exercisable for shares of capital stock (other than priced shares) (“Convertible Securities”), the Loans shall be convertible into such Convertible Securities only for so long as the Convertible Securities issued in such Qualified Financing remain outstanding and have not been converted into shares.~~

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“Minimum RML Amount” means, as of any date of determination, the average monthly Consolidated Change in Cash and Cash Equivalents for the most recent trailing three (3) month period for which financial statements are due to have been delivered by Borrower Representative to Administrative Agent in accordance with Section 6.2(a) hereof, multiplied by five (5).

“NYSE ” has the meaning set forth in Section 2.2(e)(v).

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Lender Expenses, the fees pursuant to the Fee Letter, the Restatement Deferred Interest Amount and any other amounts due to be paid by a Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrant), and any other debts, liabilities and other amounts any Loan Party owes to any Lender at any time, whether under the Loan Documents or otherwise (but excluding obligations arising under the Warrant), including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Lender, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the first calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Indebtedness” means:

(a) each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the ~~Closing~~Restatement Effective Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the ~~Closing~~Restatement Effective Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the ~~Closing~~Restatement Effective Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the ~~Closing~~Restatement Effective Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;

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(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(f) to the extent constituting Indebtedness, Permitted Investments;

(g) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case, provided in the Ordinary Course of Business;

(h) Indebtedness arising from customary cash management and treasury services, and the honoring of a check, draft or similar instrument against insufficient funds or from the endorsement of instruments for collection or deposit, in each case, in the Ordinary Course of Business;

(i) Indebtedness with respect to corporate credit cards not to exceed ~~Two~~Five Hundred ~~Fifty~~ Thousand Dollars ($~~250,000.00~~500,000.00 ) in the aggregate;

(j) Indebtedness secured by Liens permitted under clause (c) and clause (m) of the definition of “Permitted Liens” hereunder;

(k) other unsecured Indebtedness (specifically excluding Indebtedness with respect to corporate credit cards) not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00); and

(l) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be~~.~~; provided that nothing in this definition or otherwise in this Agreement or any other Loan Document shall (x) be construed as evidencing an intention or agreement on the part of the Collateral Trustee that the Collateral Trustee’s Liens or the Obligations be or have been subordinated to any Permitted Liens, or (y) cause any such subordination to occur.

“Permitted Investments” means:

(a) Investments (including, without limitation, Subsidiaries) existing on the ~~Closing~~Restatement Effective Date and shown on the Perfection Certificate;

(b) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower Representative’s investment policy~~,~~ as in effect on the Restatement Effective Date and as thereafter amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Lenders;

(c) Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7;

(d) (i) Investments among Loan Parties, and (ii) Investments in Australian Subsidiary for ordinary, necessary and current operating expenses in an aggregate amount per fiscal quarter not to exceed Five Hundred Thousand Dollars ($500,000.00), so long as an Event of Default does not exist at the time of any such Investment and would not exist immediately after giving effect to such Investment;

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~~(e) Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower Representative pursuant to employee stock purchase plans or other similar agreements approved by Borrower Representative’s Board;~~

(e) [reserved];

(f) ~~Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;~~[reserved];

(g) Investments consisting of Deposit Accounts in which Collateral Trustee has a first priority perfected security interest to the extent required by the terms of this Agreement;

(h) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(i) Investments accepted in connection with Transfers permitted by Section 7.1 of this Agreement;

(j) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower Representative or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board of the Borrower Representative;

(k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(l) Investments not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year; and

(m) Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subsection (~~i~~m) shall not apply to Investments of a Loan Party in any Subsidiary.

“Permitted Liens” means:

(a) Liens arising under this Agreement and the other Loan Documents;

(b) Liens existing on the ~~Closing~~Restatement Effective Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the ~~Closing~~Restatement Effective Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the ~~Closing~~Restatement Effective Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the ~~Closing~~Restatement Effective Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;

(c) purchase money Liens and capital leases (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than One Million Dollars ($1,000,000.00) in the aggregate amount outstanding;

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(d) Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains adequate reserves on its books;

(e) leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person (or, if referring to another Person, in the Ordinary Course of Business of such Person), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(f) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Twenty Five Thousand Dollars ($25,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature (including letters of credit issued in connection with any of the foregoing) arising in the Ordinary Course of Business, in an aggregate amount not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) at any time;

(i) Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Collateral Trustee has a perfected security interest in such Deposit Account to the extent required by Section 6.6, or the securities maintained therein and Collateral Trustee has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;

(j) Liens representing the interest or title of a lessor, licensor, sublicensor or sublessor, provided such lease, sublease, license or sublicense is permitted hereunder;

(k) Liens securing any overdraft and related liabilities arising from treasury, depository or cash management services or automated clearing house transfer of funds in the Ordinary Course of ~~busines~~Business;

(l) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(m) Liens ~~in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Collateral Trustee has a perfected security interest in such Deposit Account, or the securities maintained therein and Collateral Trustee has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;~~on collateral accounts securing letter of credit obligations in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate;

(n) cash collateral in an amount not to exceed the Indebtedness permitted under clause (i) of the definition of Permitted Indebtedness;

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(o) licenses of Intellectual Property which constitute a Permitted Transfer; and

(p) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.12, and (c) the Excluded Locations.

“Permitted Transfers” means:

(a) sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b) non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;

(c) dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;

(d) Transfers consisting of the granting of Permitted Liens, the making of Permitted Investments and transactions permitted by Section 7.7;

(e) Transfers consisting of leases or sub-leases of real property in the Ordinary Course of Business;

(f) The lapse, abandonment, dedication to the public or other Transfers of Intellectual Property that is not material to the business of the Loan Parties and permitted pursuant to Section 6.7 hereof;

(g) the use or transfer of cash or Cash Equivalents in a manner that is not prohibited by the Loan Documents; ~~and~~

(h) Transfers consisting of the consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of a Loan Party not prohibited by Section 7.2; and

(~~h~~i) other Transfers of assets having a fair market value of not more than Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year of Borrower Representative.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Phase 2b Initiation Milestone” means Borrower has not achieved the ALTO-300 Milestone on or prior to December 15, 2025, but Borrower Representative shall have provided reasonably satisfactory evidence to Administrative Agent on or prior to December 15, 2025, that Borrower has achieved either (i) data from its Phase 2 study of ALTO-203 in patients with major depressive disorder with anhedonia that supports continued clinical development with a commercially viable product profile and subsequent dosing of the first patient in a Phase 2b trial in the same indication, or (ii) the dosing of the first patient in an additional Phase 2b study in a new indication, outside of bipolar depressive disorder, of ALTO-100, in each case, as determined by Administrative Agent in its reasonable discretion.

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“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Lenders.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all the Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Products” means any products manufactured, sold, developed, tested or marketed by a Loan Party or any of its Subsidiaries.

“Qualified Financing” means any financing consummated by Borrower Representative after the Closing Date in which Borrower Representative issues its common stock, preferred stock or other equity securities (including, but not limited to, Convertible Securities) for the principal purpose of raising capital in a single transaction or series of related transactions.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restatement Amortization Date” means January 1, 2027, provided that upon the occurrence of the Interest Only Extension Event, the Restatement Amortization Date shall be January 1, 2028.

“Restatement Deferred Interest Amount” means interest accrued at the Restatement Deferred Interest Rate.

“Restatement Deferred Interest Rate” means an annual rate of one percent (1.0%).

“Restatement Effective Date” means January 13, 2025.

“Restatement First Tranche Term Loan” has the meaning set forth in Section 2.2(a)(i).

“Restatement First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Restatement First Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.

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“Restatement Second Tranche Availability Period” means the period of time commencing upon the occurrence of the Restatement Second Tranche Milestone, and ending on the earliest to occur of (i) at the option of the Administrative Agent, an Event of Default, and (ii) December 15, 2025.

“Restatement Second Tranche Milestone” means Borrower Representative shall have provided reasonably satisfactory evidence to Administrative Agent in its reasonable discretion, on or prior to December 15, 2025, that Borrower has achieved one of the following: (i) the ALTO-300 Milestone, (ii) the Phase 2b Initiation Milestone or (iii) the ALTO-300 Milestone, the Phase 2b Initiation Milestone and the ALTO-101 Milestone.

“Restatement Second Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Restatement Second Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Restatement Second Tranche Term Loans” has the meaning set forth in Section 2.2(a)(ii).

“Restatement Term Loan” and “Restatement Term Loans” each, have the meaning set forth in Section 2.2(a)(iii) hereof.

“Restatement Term Loan Maturity Date” means January 1, 2029.

“Restatement Third Tranche Availability Period” means the period of time commencing upon the Restatement Effective Date, and ending on the earliest to occur of (i) at the option of the Administrative Agent, an Event of Default, and (ii) the day before the Restatement Amortization Date.

“Restatement Third Tranche Term Loan” has the meaning set forth in Section 2.2(a)(iii).

“Restatement Third Tranche Term Loan Commitment” means, as to any Lender, up to the aggregate principal amount of the Restatement Third Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, any source code, “shrink wrap” or “click wrap” licenses and open source licenses) to which a Loan Party or Subsidiary is a party (a) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with Collateral Trustee’s right to sell any Collateral.

“Royalty and Milestone Payments” means milestone payments, royalty payments, upfront payments and other similar payments pursuant to research and development, licensing, collaboration or development agreements.

“SEC” has the meaning set forth in Section 2.2(e)(iii).

~~“Second Tranche Availability Period” means the period of time commencing upon the occurrence of the Second Tranche Milestone (but no earlier than October 1, 2023), and ending on the earliest to occur of (i) at the option of the Administrative Agent, an Event of Default, and (ii) March 1, 2024.~~

~~“Second Tranche Milestone” means Borrower Representative shall have provided evidence satisfactory to Administrative Agent on or prior to March 1, 2024 (but no earlier than October 1, 2023) that Borrower has achieved either: (i) positive data from its Phase 2b randomized controlled study of ALTO-100 that supports continued clinical development with a commercially viable product profile or (ii) positive data from its Phase 2b randomized controlled study of ALTO-300 that supports continued clinical development with a commercially viable product profile, in each case, as determined by Administrative Agent in its sole discretion.~~

~~“Second Tranche Term Loan” has the meaning set forth in Section 2.2(a)(ii).~~

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~~“Second Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Second Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.~~

“Secured Party” means ~~any of~~(i) Collateral Trustee, Administrative Agent, ~~Collateral Trustee or any Lender~~and any of their respective successors and assigns, and (ii) Lenders.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

~~“Series B Stock” means the Series B Preferred Stock, $0.0001 par value per share, of Borrower Representative, together with any class or series of capital stock into or for which such Series B Preferred Stock shall have been converted, exchanged or substituted.~~

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries.

“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Administrative Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term Loan” and “Term Loans” each, have the meaning set forth in Section 2.2(a)(iv) hereof.~~

~~“Term Loan Maturity Date” means December 1, 2026.~~

~~“Third Tranche Availability Period” means the period of time commencing upon the occurrence of the Third Tranche Milestone (but no earlier than October 1, 2023), and ending on the earliest to occur of (i) at the option of the Administrative Agent, an Event of Default, and (ii) March 1, 2024.~~

~~“Third Tranche Milestone” means Borrower Representative shall have provided evidence satisfactory to Administrative Agent on or prior to March 1, 2024 (but no earlier than October 1, 2023) that Borrower has achieved both: (i) positive data from its Phase 2b randomized controlled study of ALTO-100 that supports continued clinical development with a commercially viable product profile and (ii) positive data from its Phase 2b randomized controlled study of ALTO-300 that supports continued clinical development with a commercially viable product profile, in each case, as determined by Administrative Agent in its sole discretion.~~

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~~“Third Tranche Term Loan” has the meaning set forth in Section 2.2(a)(iii).~~

~~“Third Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of the Third Tranche Term Loan committed to be made by such Lender, as set forth on Schedule 1 hereto.~~

“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” means defined in Section 7.1.

“Underwritten Public Offering” means an underwritten public offering and sale by Borrower Representative of shares of Common Stock pursuant to an effective registration statement under the Securities Act.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant” means, collectively, (i) each Warrant to Purchase Stock dated as of the ~~Closing~~December 16, 2022 executed by Borrower Representative in favor of each Designated Holder and (ii) each Warrant to Purchase Stock dated as of the Restatement Effective Date executed by Borrower Representative in favor of each Designated Holder, in each case, as amended, modified, supplemented, extended or restated from time to time.

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EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property, including, without limitation, any registered Patent, Trademark or Copyright; provided further, however, that at all times the Collateral shall include all Accounts and all proceeds of the foregoing, (ii) the Excluded Accounts, and (iii) any property to the extent that (A) such grant of security interest is prohibited by any Requirement of Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, or (B) such permit, license, lease, contract or agreement is an “off the shelf” license of intellectual property that is not material to the operation of the business of a Loan Party or which can be replaced without a material expenditure; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Patent, Trademark or Copyright is necessary to have a security interest in such Accounts and such property that are proceeds thereof, then the Collateral shall automatically, and effective as of the Closing Date, include the such Patent, Trademark or Copyright to the extent necessary to permit perfection of Collateral Trustee’s security interest in such Accounts and such other property of such Borrower that are proceeds thereof.

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EXHIBIT C

LOAN REQUEST

Date:

Reference is made to that certain Loan and Security Agreement, dated December 16, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among ALTO NEUROSCIENCE, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for ~~Lenders~~Secured Parties (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

Borrower Representative hereby requests a Loan in the amount of $[   ] on [  ] (the “Funding Date”) pursuant to the Agreement, and authorizes Lenders to:

(a) Wire Funds to:

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

(b) Deduct amounts from the foregoing advance to be applied to Lender Expenses and outstanding fees then due as set forth on the attached Schedule 1.

Borrower Representative represents that each of the conditions precedent to the Loans set forth in the Agreement are satisfied and shall be satisfied on the Funding Date, including but not limited to: (i) the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they remain true and correct in all material respects as of such earlier date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred, and (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. [The undersigned certifies that the Restatement Second~~/Third~~ Tranche Milestone has been achieved and any supporting documents requested by Administrative Agent in connection therewith have been provided to Administrative Agent.]

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Borrower Representative agrees to notify Lenders promptly before the Funding Date if any of the matters which have been represented above shall not be true and correct in all material respects on the Funding Date and if Lenders have received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct in all material respects as of the Funding Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

[SIGNATURE PAGE TO LOAN REQUEST]

This Loan Request is hereby executed as of the date first written above.

BORROWER REPRESENTATIVE: ALTO NEUROSCIENCE, INC.

By:
Name:
Title:

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EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	K2 HEALTHVENTURES LLC, as Administrative Agent	Date:
FROM:	ALTO NEUROSCIENCE, INC., as Borrower Representative

Reference is made to that certain Loan and Security Agreement, dated December 16, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among ALTO NEUROSCIENCE, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for ~~Lenders~~Secured Parties (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

[Except as noted below,] (1) Each Borrower is in compliance for the period ending          with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

Appendix I sets forth true and accurate calculations with respect to the financial covenant in Section 6.10 of the Agreement.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (except for (a) non-compliance with ASC 718 with respect to monthly financial statements and (b) with respect to unaudited financial statements for the absence of footnotes and subject to year-end adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements and Compliance Certificate	Monthly, within 30 days	Yes No

~~A/R and A/P Aging Reports~~	~~Monthly, within 30 days~~	~~Yes No~~

Quarterly financial statements	Quarterly, within 60 days	Yes No

Annual Projections	Annually, within 60 days of fiscal year end	Yes No

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Annual audited financial statements and any management letters	Annually, within ~~180~~90 days of fiscal year end		Yes No

Statements, reports and notices to stockholders or holders of Subordinated Debt	Within 5 days of delivery		Yes No

SEC filings	Within 5 days after filing with SEC		Yes No

Legal action notices and updates	Promptly		Yes No

~~409A valuation report~~	~~Within 5 days of receipt~~		~~Yes No~~

~~Summary capitalization table~~	~~Within 5 days of material change~~		~~Yes No~~

Board, committee and subcommittee or advisory board materials	Within three (3) days after a meeting of Borrower Representative’s Board or any committee or subcommittee thereof or advisory board		Yes No

Board minutes	Within three (3) days after a meeting of Borrower Representative’s Board or any committee or subcommittee thereof or advisory board		Yes No

IP report	At the end of each fiscal quarter		Yes No

Bank account statements (with transaction detail)	Monthly, within 30 days		Yes No

Product related material correspondence, reports, documents and other filings	Within 5 Business Days		Yes No

Copies of preferred stock financing documents	Together with Compliance Certificate due after closing of such financing		Yes No

Financial Covenant	Required	Actual	Complies
Minimum Liquidity (~~at all times prior to the occurrence of the Financial Covenant Termination Date~~commencing as of January 1, 2026)	Average monthly Consolidated Change in Cash and Cash Equivalents (measured on a trailing three (3) month basis), multiplied by five (5)	~~At least~~  $~~5,000,000.00~~	Yes No

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Other Covenants	Required	Actual	Complies
Equipment financing Indebtedness	Not to exceed $1,000,000.00 outstanding	$	Yes No

Repurchases of stock from former employees, officers and directors	Not to exceed $250,000.00 per fiscal year	$	Yes No

Investments in Australian Subsidiary	Not to exceed $500,000.00 per fiscal quarter	$	Yes No

Deposits or pledges for bids, tenders, contracts, leases, surety or appeal bonds	Not to exceed $250,000.00 outstanding	$	Yes No

Other Matters

Quarterly Investments in Australian Subsidiary	$______________

Please list any SEC filings made since the most recently delivered Compliance Certificate:	Yes	No

_____________________________________________________________________________________

________________

_____________________________________________________________________________________

________________

_____________________________________________________________________________________

________________

Has any Borrower changed its legal name, jurisdiction of organization or chief executive office? If yes, please complete details below:	Yes	No

_____________________________________________________________________________________

________________

Has there been any change in Key Person?	Yes	No

_____________________________________________________________________________________

________________

Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No

6

Legal Name of Subsidiary	Jurisdiction of Organization	Holder of Subsidiary Equity Interests	Equity Interests Certificated? (Y/N)	Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No

Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)

Is there any new Product not previously disclosed on the Perfection Certificate or any prior Compliance Certificate? If yes, please complete details below:				Yes	No

_________________________________________________________________________________
__________________

Has there been any material change to anticipated or scheduled Royalty and Milestone Payments? If yes, please attach updated Schedule 4.				Yes	No

Has any Loan Party added any new lease location, bailee location or other location where Collateral is maintained? If yes, please describe below:				Yes	No

_________________________________________________________________________________
__________________

Has any Loan Party entered into a Restricted License? If yes, please describe below:				Yes	No

_________________________________________________________________________________
__________________

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

7

BORROWER REPRESENTATIVE: ALTO NEUROSCIENCE, INC.

By:
Name:
Title:

8

APPENDIX I

FINANCIAL COVENANT CALCULATIONS

Section 6.10 – Minimum Liquidity: Maintain at all times commencing as of January 1, 2026, Liquidity in an amount of at least the Minimum RML Amount.

Covenant Waiver:

Does Borrower’s Market Capitalization exceed Seven Hundred Million Dollars ($700,000,000.00)?

________ Yes, covenant tested      ________ No, covenant waived

Liquidity:

A.	Unrestricted cash and Cash Equivalents maintained in Collateral Accounts subject to Account Control Agreements in favor of Collateral Trustee	$_______

B.	Unrestricted cash and Cash Equivalents maintained in Collateral Accounts subject to Account Control Agreements in favor of Collateral Trustee as of the last day of the most recent trailing three (3) month period	$_______

C.	Unrestricted cash and Cash Equivalents maintained in Collateral Accounts subject to Account Control Agreements in favor of Collateral Trustee as of the first day of the most recent trailing three (3) month period	$_______

D.	Net cash proceeds received by Borrower from the issuance of Equity Interests or Indebtedness or other financing activities, one-time grants, sales of assets outside of the Ordinary Course of Business, or business development (including, without limitation, upfront or milestone payments) received during the most recent trailing three (3) month period	$_______

E.	Consolidated Change in Cash and Cash Equivalents (Line B minus line C minus line D) (expressed as a positive number)	$_______

F.	Line E divided by three (3)	$_______

G.	Minimum RML Amount (line F multiplied by five (5))	$_______

Is line A greater than or equal to line G?

________ Yes, in compliance      ________ No,  not in compliance

9

EXHIBIT E

REQUIREMENTS FOR INSURANCE DOCUMENTATION

Contact Information for Insurance Documentation:

Ankura Trust Company, LLC, as Collateral Agent

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Beth Micena

Document Requirements:

DOCUMENT	REQUIREMENT
1. Certificate of Liability Insurance (ACORD FORM 25)

•  Ankura Trust Company, LLC and its successors and/or assigns, as collateral agent, to be designated as “Additional Insured”.

•  Ankura Trust Company, LLC name and address to be listed as Certificate Holder.

2. General Liability Endorsement (Additional Insured Endorsement)	• Ankura Trust Company, LLC and its successors and/or assigns, as collateral agent, to be named in additional insured endorsement.

3. Evidence of Commercial Property Insurance (ACORD FORM 28)

•  All-risk commercial property insurance incurring all of each Borrower’s property

•  Ankura Trust Company, LLC and its successors and/or assigns, as collateral agent, to be designated as “Lender’s Loss Payable,” with Lender’s Loss Payable provision designated.

•  Ankura Trust Company, LLC and above address to be designated in Name and Address of Additional Interest.

•  Insured locations to include all locations of Borrowers listed in the Perfection Certificate

10

4. Commercial Property Endorsement (Lender’s Loss Payable Endorsement)

•  Ankura Trust Company, LLC, and its successors and/or assigns, as collateral agent, to be scheduled and designated as “Lender Loss Payable” by endorsement

•  Lender loss payable clause with stipulation that coverage will not be cancelled without a minimum of 10 days’ prior written notice for non-payment of premium, or 30 days for any other cancellation.

11

EXHIBIT F

AUTOMATIC PAYMENT AUTHORIZATION

Effective as of [        ], ALTO NEUROSCIENCE, INC., a Delaware corporation (“Borrower Representative”) hereby authorizes K2 HEALTHVENTURES LLC (“K2”), or any affiliate acting on its behalf pursuant to the Loan Agreement and the bank or financial institution named below (“Bank”) to automatically debit through the Automatic Clearing House (ACH) from, and initiate variable debit and/or credit entries to, the deposit, checking or savings accounts as designated below maintained in the name of a Borrower, and to cause electronic funds transfers to an account of K2 to be applied to the payment of any and all amounts due under the Loan and Security Agreement, dated December 16, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Borrower Representative, and any other borrowers party thereto from time to time, K2, and any other lender from time to time party thereto (collectively, “Lenders”), and Ankura Trust Company, LLC, as collateral agent for ~~Lenders~~Secured Parties, including without limitation, principal, interest, fees, expenses and charges (including Lender Expenses). Capitalized terms not otherwise defined herein, have the meanings given in the Agreement.

This Authorization shall remain in effect until the Loan Agreement has been terminated.

Bank:
Address:

ABA Number:
Account Number:
Account Holder:

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

1

[SIGNATURE PAGE TO AUTOMATIC PAYMENT AUTHORIZATION]

This Authorization is executed as of the date set forth above by the undersigned authorized representative of Borrower Representative:

ALTO NEUROSCIENCE, INC.

By:
Name:
Title:

2

EXHIBIT G

FORM OF

SECURED PROMISSORY NOTE

[[THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.]]

$[________________]	[_______ __, 20__]

FOR VALUE RECEIVED, the undersigned, [   ], a [     ] (“Borrower Representative”), and each Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [     ] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Security Agreement, dated as of December 16, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the Holder, any other lender from time to time party thereto (collectively, “Lenders”), K2 HEALTHVENTURES LLC, as Administrative Agent for Lenders, and ANKURA TRUST COMPANY, LLC, as collateral agent for ~~Lenders~~Secured Parties (in such capacity, “Collateral Trustee”), the lesser of (i) the principal amount of [   ] Dollars ($[   ]) and (ii) the aggregate outstanding principal amount of Loans made by the Holder to Borrowers according to the terms of Section 2.2 of the Loan Agreement. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 9.1 of the Loan Agreement. Each Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral granted to Collateral Trustee, for the ratable benefit of ~~Lenders~~Secured Parties, pursuant to certain other Loan Documents.

The terms of Section 11 of the Loan Agreement are incorporated herein, mutatis mutandis.

For purposes of Sections 1272, 1273 and 1275 of the IRC, this Note is being issued with “original issue discount.” Please contact [     ], [   ], or by telephone at [   ] to obtain information regarding the issue price, issue date, amount of original issue discount and yield to maturity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of each Borrower.

[_______]
By
Name:
Title:

1

EXHIBIT H

CONVERSION ELECTION NOTICE

Reference is made to that certain Loan and Security Agreement, dated December 16, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among ALTO NEUROSCIENCE, INC., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for ~~Lenders~~Secured Parties (in such capacity, together with its successors, “Collateral Trustee”). Capitalized terms have meanings as defined in the Agreement.

The undersigned Lender hereby elects to convert $[        ] of the ~~outstanding Term Loans~~[ ] Available Original Conversion Amount [  ] Available Restatement Conversion Amount [CHECK ONE] into Conversion Shares.

Please issue the Conversion Shares in the following name and to the following address:

Issue to: [      ]

[      ]

[      ]

[LENDER]

By:
Title:
Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

1

ACKNOWLEDGMENT

Borrower Representative hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of [    ] of [    ].

[    ]

By:
Name:
Title:	~~]~~

2

SCHEDULE 1

COMMITMENTS

LENDER	RESTATEMENT FIRST TRANCHE TERM LOAN COMMITMENT	RESTATEMENT SECOND TRANCHE TERM LOAN COMMITMENT	RESTATEMENT THIRD TRANCHE TERM LOAN COMMITMENT	~~FOURTH TRANCHE TERM LOAN COMMITMENT[4]~~	TOTAL COMMITMENTS
K2 HEALTHVENTURES LLC	$~~10,000,000.00~~ 20,000,000.00	$10,000,000.00

if Borrower has achieved the
Phase 2b Initiation
Milestone, but has not
achieved the ALTO-300
Milestone

$20,000,00.00 if Borrower
achieves the ALTO-300
Milestone

~~$7,500,000.00~~$30,000,000.00
upon the occurrence of the
ALTO-101 Milestone

			$~~7,500,000.00~~ 25,000,000.00	~~$10,000,000.00~~	$~~35,000,000.00~~ 75,000,000.00

1

SCHEDULE 2

POST-CLOSING DELIVERIES

1.

Within thirty (30) days of the Closing Date, evidence showing the issuance of lender loss payable provisions and endorsements, additional insured clauses and endorsements in favor of Collateral Trustee, in accordance with Section 6.5 hereof.

2.	Within three (3) Business Days of the Closing Date, the original signature page to the Warrant.

3.

For thirty (30) days after the Closing Date, Borrower shall use its best efforts to deliver duly executed signatures to the Collateral Access Agreement for 369 S. San Antonio Road, Los Altos, California 94022, in form and substance acceptable to Administrative Agent.

4.	Within forty-five (45) days of the Closing Date, duly executed Account Control Agreement(s) required under Section 6.6(b), in form and substance satisfactory to Administrative Agent.

5.	Within ten (10) Business Days of the Closing Date, all certificates and associated stock powers for pledged Shares.

SCHEDULE 3

TAXES; INCREASED COSTS

1. Defined Terms. For purposes of this Schedule 3:

(a) “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

(b) “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a ~~Term~~ Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in such ~~Term~~ Loan or Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Schedule 3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Schedule 3 and (iv) any withholding Taxes imposed under FATCA.

(c) “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

(d) “Foreign Lender” means a Lender that is not a U.S. Person.

(e) “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

(f) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(g) “IRS” means the United States Internal Revenue Service.

(h) “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any ~~Term~~ Loan or Loan Document).

(i) “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

(j) “Recipient” means Administrative Agent, the Collateral Trustee or any Lender, as applicable.

(k) “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

(l) “Withholding Agent” means, individually, Borrower Representative and Administrative Agent.

2. Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Schedule 3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3. Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

4. Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Schedule 3 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Representative by a ~~Lender~~Recipient (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a ~~Lender~~Recipient , shall be conclusive absent manifest error.

5. Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent and Collateral Trustee, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Administrative Agent or Collateral Trustee for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or Collateral Trustee in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent or Collateral Trustee, as applicable, shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent and Collateral Trustee to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent or Collateral Trustee, as applicable, to the Lender from any other source against any amount due to Administrative Agent or Collateral Trustee under this Section 5.

6. Evidence of Payments. As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to the provisions of this Schedule 3, Borrower Representative shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

7. Status of Lenders.

(a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Representative and Administrative Agent, at the time or times reasonably requested by Borrower Representative or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Representative or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower Representative or Administrative Agent as will enable the Loan Parties or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Schedule 3) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b) Without limiting the generality of the foregoing, in the event that any Loan Party is a U.S. Person,

(i) any Lender that is a U.S. Person shall deliver to Borrower Representative and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), whichever of the following is applicable:

A. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B. executed copies of IRS Form W-8ECI;

C. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate, in form and substance reasonably acceptable to Borrower Representative and Administrative Agent, to the effect that such Foreign Lender (or other applicable Person) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Loan Party within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to any Loan Party as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the applicable Loan Party or Administrative Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower Representative and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower Representative or Administrative Agent as may be necessary for the applicable Loan Party and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(c) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Administrative Agent in writing of its legal inability to do so.

8. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Schedule 3 (including by the payment of additional amounts pursuant to the provisions of this Schedule 3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Schedule 3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9. Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any ~~Term~~ Loan or of maintaining its obligation to make any such ~~Term~~ Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, the Loan Parties will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered. Failure or delay on the part of any Recipient to demand compensation pursuant to this Section 9 shall not constitute a waiver of such Recipient’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Recipient pursuant to this Section 9 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Recipient notifies the Loan Parties of the change in applicable law giving rise to such increased costs or reductions, and of such Recipient’s intention to claim compensation therefor (except that, if the change in applicable law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

10. Survival. Each party’s obligations under the provisions of this Schedule 3 shall survive the resignation or replacement of Administrative Agent or Collateral Trustee or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

11. Investment Unit Treatment. The parties hereto acknowledge and agree that, for U.S. federal and applicable state income Tax purposes, one or more advances of any Restatement Term Loans are intended to be treated as issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code and U.S. Treasury Regulation Section 1.1273-1, and each party hereto acknowledges and agrees that, for U.S. federal and applicable income tax purposes, one or more advances of any Restatement Term Loans are part of an “investment unit” within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which investment unit consists of such advance (or advances, as applicable) and the Warrant treated as issued with respect to such advance (the “Intended Tax Treatment”). Each party hereto agrees to file all U.S. federal and applicable state income tax returns consistent with such Intended Tax Treatment and no party shall take any position inconsistent with such Intended Tax Treatment on any tax return or in any judicial or administrative proceeding in respect of taxes, except as otherwise required by applicable law following a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code or similar provision of other applicable law. Borrower Representative will provide Lender with the Borrower Representative’s determination of the allocation of the issue price between the applicable advance and the Warrant treated as issued with respect to such advance based on their relative fair market value in accordance with Section 1273(c)(2) of the Internal Revenue Code and Treasury Regulation Section 1.1273-2(h); provided, however, that the parties hereto acknowledge that this is for informational purposes only and shall not bind the Lenders.

SCHEDULE 4

ROYALTY AND MILESTONE PAYMENTS

SEE ATTACHED

SCHEDULE 1

AMENDMENT DOCUMENTS

1.	First Amendment to Loan and Security Agreement

2.	Amended and Restated Fee Letter

3.	Amended and Restated Warrant to Purchase Stock

4.	Warrant to Purchase Stock

5.	Updated Perfection Certificate

6.	Disbursement Letter (with respect to Term Loan to be advanced on or about the Restatement Effective Date)

7.

Certificate of Borrower Representative, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of Borrower Representative’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency

8.	A legal opinion of counsel to Borrower

9.	Evidence satisfactory to Administrative Agent that the insurance policies required by Section 6.5 of the Agreement are in full force and effect